Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-190038

January 29, 2015

US ETF & ETN Guide1

January 2015

1,646 US listed products

Total $1,973bn in ETF assets and ETNs issued

Exchange Traded Funds (ETFs)

Equities Assets (bn) Page

US Indices: Broad-Based

Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based, $532.9 1

Small Cap Broad-Based, Micro Cap Broad-Based

US Indices: Value $86.2 1

Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value

US Indices: Growth

Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth $93.6 1

Sectors

Consumer Discretionary, Consumer Staples, Energy, Financials, Healthcare, Industrials, Materials, $323.1 2

Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water and Clean Energy

International

Global, Asia Pacific, Europe, North America, Emerging Markets – Regional, Emerging Markets – General $319.5 4

Leveraged – Equities $15.4 6

Inverse – Equities $7.9 7

Dividend $119.6 7

Domestic, International

FICC

Fixed Income $286.2 9

US Credit, US Government, Aggregate and Other, International, Municipal

Commodities $52.8 10

Currencies $2.7 11

Leveraged – FICC $1.4 11

Inverse – FICC $5.9 11

Specialty

Active $11.7 13

Fundamental $12.2 13

Life Cycle and Allocation $1.5 13

Long/Short $1.0 14

Quantitative $41.2 14

Domestic, International

Other $32.7 15

Exchange Traded Notes (ETNs)

Commodities

General, Specific $4.1 17

Currencies $0.1 17

Leveraged/Inverse $7.0 17

Volatility $3.2 18

Other $11.5 18

Contacts

Index and Portfolio Desk Analysts Trading

Gabi Baez Laura Magnani William Prager Ryan Laffey

+1 212 526 9374 +1 212 526 0383 +1 212 526 8979 +1 212 526 8979

gabriela.baez@barclays.com laura.magnani@barclays.com william.prager@barclays.com ryan.laffey@barclays.com

1 All data and product names in this guide are derived from Bloomberg as of January 14, 2015. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners.

This Is Not a Product of Barclays Research. This Is a Product of Barclays Desk Analysts and Trading. For Institutional Investors Only.

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit the US VolCenter on Barclays Live at live.barclays.com (keyword: USVolCenter).

Exchange Traded Funds (ETFs) Equities

Bberg Assets Avg Vol1

Sym Name Index ($MM) ($MM) Opt.*

US Indices: Broad-Based

Total Market Broad-Based

VTI Vanguard Total Stock Mkt CRSPTMT $50,268 $276.4 ü

IWV iShares Russell 3000 RU30INTR 6,224 35.4 ü

SCHB Schwab US Broad Market DW25T 4,638 23.7 ü

VXF Vanguard Extended Market SPTRCMI 3,622 22.7 ü

ITOT iShares Core S&P Total Mkt SPTRSUPR 1,978 12.7 ü

IYY iShares DJ US Index DJUST 930 4.2

ONEQ Fidelity NASDAQ Composite CCMP 474 3.5

VUSE Vident Core US Equity VIUSX 294 1.4

THRK SPDR Russell 3000 RU30INTR 233 4.0

VTHR Vanguard Russell 3000 RU30INTR 130 0.4

NYCC PowerShares NYSE Century CENTURYT 4 0.0

Large Cap Broad-Based

SPY SPDR S&P 500 SPXT $197,301 $23,440.7 ü

IVV iShares S&P 500 SPTR 68,772 885.7 ü

VOO Vanguard S&P 500 SPXT 27,686 283.9 ü

DIA SPDR DJ Indust Avg INDU 12,113 1,050.3 ü

IWB iShares Russell 1000 RU10INTR 10,634 92.9 ü

RSP Guggenheim S&P 500 EW SPXEWTR 10,234 86.2 ü

VV Vanguard LC CRSPLCT 5,579 15.4 ü

OEF iShares S&P 100 SPTR100 4,866 99.5 ü

SCHX Schwab US LC DWLT 3,819 19.8 ü

MGC Vanguard Mega Cap CRSPMET 940 3.9 ü

JKD iShares Mrngstr LC MLCRT 703 3.3

XLG Guggenheim Russell Top 50 RUTP50TR 576 3.3

VONE Vanguard Russell 1000 RU10INTR 477 3.0

IWL iShares Russell T200 RUTPINTR 180 1.4

EWRI Guggenheim Russell 1000 EW RU1ELCTR 95 0.7

EUSA iShares MSCI USA GDDUUS 54 0.5

ONEK SPDR Russell 1000 RU10INTR 52 0.2

EQAL PowerShares R1000 Equal Wgt RU1ELCTR 2 0.1

Mid Cap Broad-Based

IJH iShares S&P MC 400 SPTRMDCP $23,897 $225.3 ü

MDY SPDR S&P MC 400 MID 15,092 556.7 ü

IWR iShares Russell MC RUMCINTR 11,468 39.8 ü

VO Vanguard MC CRSPMIT 9,798 42.7 ü

SCHM Schwab US MC DWMT 1,378 6.4 ü

JKG iShares Mrngstr MC MMCRT 390 2.0

IVOO Vanguard S&P MC 400 SPTRMDCP 349 1.6

EWRM Guggenheim Russell MC EW RUMEMCTR 153 0.7

RSCO SPDR Russell SC Complete RSCCINTR 77 0.3

Small Cap Broad-Based

IWM iShares Russell 2000 RU20INTR $28,306 $4,611.5 ü

IJR iShares S&P SC 600 SPTRSMCP 14,688 101.4 ü

VB Vanguard SC CRSPSCT 9,681 49.6 ü

SCHA Schwab US SC DWST 2,352 12.0 ü

VTWO Vanguard Russell 2000 RU20INTR 495 5.9 ü

SLY SPDR S&P SC 600 SPTRSMCP 362 2.2

JKJ iShares Mrngstr SC MSCRT 203 0.6

VIOO Vanguard S&P SC 600 SPTRSMCP 185 1.3

TWOK SPDR Russell 2000 RU20INTR 84 0.9

EWRS Guggenheim Russell 2000 EW RU2ESCTR 42 0.3

Micro Cap Broad-Based

IWC iShares Micro-cap RUMRINTR $932 $8.1 ü

FDM First Trust DJ Sel MicroCap DJSM 50 0.3

Bberg Assets Avg Vol1

Sym Name Index ($MM) ($MM) Opt.*

US Indices: Broad-Based (continued)

Micro Cap Broad-Based (continued)

PZI PwrShrs Zacks MicroCap ZAX $30 $0.3

WMCR Wilshire Micro-Cap W5KMICRO 19 0.5

US Indices: Value

Total Market Value

IUSV iShares Core US Value RU30VATR $942 $4.6

Large Cap Value

IWD iShares Russell 1000 Value RU10VATR $25,292 $193.7 ü

VTV Vanguard Value CRSPLCVT 16,980 76.2 ü

IVE iShares S&P 500 Value SPTRSVX 8,374 66.8 ü

SCHV Schwab US LC Value DWLVT 1,242 6.0 ü

RPV Guggenheim S&P 500 PureVal SPXPV 1,116 14.7 ü

MGV Vanguard Mega Cap Value CRSPMEVT 931 3.3 ü

VONV Vanguard Russell 1000 Val RU10VATR 338 1.9

JKF iShares Mrngstr LC Value MLVLT 299 1.2

VOOV Vanguard S&P 500 Val SPTRSVX 240 1.3

SPYV SPDR S&P 500 Value SPTRSVX 236 1.2

IWX iShares Russell T200 Value RUTPVATR 183 0.9

Mid Cap Value

IWS iShares Russell MC Value RUMCVATR $6,845 $40.9 ü

IJJ iShares S&P MC 400 Value MIDV 4,087 14.6 ü

VOE Vanguard MC Value CRSPMIVT 3,367 20.1 ü

JKI iShares Mrngstr MC Value MMVLT 219 1.0

RFV Guggenheim S&P 400 PureVal SPTRMPV 117 0.8

MDYV SPDR S&P MC 400 Value SPTRMPV 103 0.9

IVOV Vanguard S&P MC 400 Val SPTRMV 93 0.7

Small Cap Value

IWN iShares Russell 2000 Value RU20VATR $6,074 $131.2 ü

VBR Vanguard SC Value CRSPSCVT 4,749 18.7 ü

IJS iShares S&P SC 600 Value SMLV 3,264 14.4 ü

JKL iShares Mrngstr SC Value MSVLT 423 2.0

SLYV SPDR S&P SC 600 Value SPTRSV 312 1.6

RZV Guggenheim S&P 600 PureVal SPTRSPV 170 1.3

VTWV Vanguard Russell 2000 Val RU20VATR 85 0.4

VIOV Vanguard S&P SC 600 Val SPTRSV 83 1.0

US Indices: Growth

Total Market Growth

IUSG iShares Core US Growth RU30GRTR $710 $4.5

Large Cap Growth

IWF iShares Russell 1000 Gro RU10GRTR $27,135 $178.8 ü

VUG Vanguard Growth CRSPLCGT 17,138 67.6 ü

IVW iShares S&P 500 Growth SPTRSGX 12,132 90.0 ü

RPG Guggenheim S&P 500 PureGro SPTRXPG 1,810 14.9 ü

MGK Vanguard Mega Cap Growth CRSPMEGT 1,750 9.3 ü

SCHG Schwab US LC Growth DWLGT 1,731 8.5 ü

IWY iShares Russell T200 Growth RUTPGRTR 634 1.9

JKE iShares Mrngstr LC Growth MLGRT 627 2.1

SPYG SPDR S&P 500 Growth SPTRSGX 539 2.9

VOOG Vanguard S&P 500 Growth SPTRSGX 444 2.8

VONG Vanguard Russell 1000 Gro RU10GRTR 320 2.1

Mid Cap Growth

IWP iShares Russell MC Growth RUMCGRTR $5,682 $28.8 ü

IJK iShares S&P MC 400 Growth MIDG 4,683 17.7 ü

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

*	Opt. denotes US listed options trading available on the underlying security.
1

Exchange Traded Funds (ETFs) Equities

Bberg Assets Avg Vol1

Sym Name Index ($MM) ($MM) Opt.*

US Indices: Growth (continued)

Mid Cap Growth (continued)

VOT Vanguard MC Growth CRSPMIGT $2,710 $12.0 ü

RFG Guggenheim S&P 400 PureGro SPTRMPG 692 3.3

IVOG Vanguard S&P MC 400 Gro SPTRMG 318 1.1

JKH iShares Mrngstr MC Growth MMGRT 213 0.5

MDYG SPDR S&P MC 400 Growth SPTRMG 194 0.8

Small Cap Growth

IWO iShares Russell 2000 Gro RU20GRTR $6,452 $160.6 ü

VBK Vanguard SC Growth CRSPSCGT 3,923 14.6 ü

IJT iShares S&P SC 600 Growth SMLG 2,938 14.3 ü

SLYG SPDR S&P SC 600 Growth SPTRSG 404 1.6

JKK iShares Mrngstr SC Growth MSGRT 113 0.4

VTWG Vanguard Russell 2000 Gro RU20GRTR 112 1.1

RZG Guggenheim S&P 600 PureGro SPTRSPG 109 0.6

VIOG Vanguard S&P SC 600 Gro SPTRSG 67 0.6

Sectors

Consumer Discretionary

XLY Cons Discret Sector SPDR IXYTR $9,631 $460.0 ü

FXD First Trust Cons Discr STRQCD 1,958 20.8 ü

ITB iShares US Home Constr DJSHMBT 1,849 88.8 ü

XHB SPDR S&P Homebuilders SPSIHOTR 1,768 129.4 ü

VCR Vanguard Cons Discret M2US5CDI 1,549 15.0 ü

XRT SPDR S&P Retail SPSIRETR 1,428 207.9 ü

IYC iShares US Cons Svcs DJUSCYT 777 11.3

FDIS Fidelity MSCI Cons Discret M2US0CDI 237 4.3

RXI iShares Glb Cons Discr SGDNW 204 2.2

RTH Market Vectors Retail MVRTHTR 182 3.5 ü

PEJ PwrShrs Dyn Leisure & Ent DZLTR 149 0.9

PBS PowerShares Dyn Media DZMTR 135 2.7

RCD Guggenheim S&P 500 EW CD SPXEWCD 128 1.7

PSCD PwrShr S&P SC Cons Dis SPSU6CDT 94 0.6

PEZ PwrShrs DWA Cons Cycl Mom DWCCTRR 69 0.7

PKB PwrShrs Dyn Build & Constr DWCTR 52 0.9

BJK Market Vectors-Gaming MVBJKTR 35 0.6 ü

CARZ Frst Trst NASDAQ Global Auto QAUTO 29 0.7

PMR PowerShares Dyn Retail DWRTR 23 0.4

IPD SPDR S&P Intl Cons Discret SPBMUCUT 15 0.1

EMDI iShares MSCI EM ConsDisc M1EF0CD 5 0.1

Consumer Staples

XLP Cons Staples Sector SPDR IXRTR $9,907 $367.0 ü

VDC Vanguard Cons Staples M2US5CSI 2,475 14.4 ü

FXG First Trust Cons Staples STRQCS 2,157 22.9 ü

KXI iShares Glb Cons Stap SGCSNW 621 1.7 ü

IYK iShares US Cons Goods DJUSNCT 619 5.6

PBJ PwrShrs Dyn Food & Bev DZFTR 315 2.3

RHS Guggenheim S&P 500 EW CS SPXEWCS 226 2.5

FSTA Fidelity MSCI Cons Staples M2US0CSI 182 2.8

PSL PwrShrs DWA Cons Stap Mom DWCSTR 76 0.5

PSCC PwrShr S&P SC Cons St SPSU6CST 37 0.4

IPS SPDR S&P Intl Cons Stap SPBMU3UT 32 0.2

Energy

XLE Energy Sector SPDR IXETR $10,950 $1,855.6 ü

VDE Vanguard Energy M2US5ENI 3,150 51.3 ü

XOP SPDR S&P Oil & Gas E&P SPSIOPTR 1,204 573.3 ü

IYE iShares US Energy DJUSENT 1,085 50.5 ü

OIH Market Vectors Oil Service MVOIHTR 965 337.0 ü

Bberg Assets Avg Vol1

Sym Name Index ($MM) ($MM) Opt.*

Sectors (continued)

Energy (continued)

IXC iShares Glb Energy SGESNW $867 $9.2 ü

IEO iShares US O&G E&P DJSOEPT 424 16.5 ü

IEZ iShares US Oil Eqp&Svc DJSOEST 329 9.7 ü

FCG First Trust ISE Nat Gas FUM 223 12.3 ü

FXN First Trust Energy STRQEN 209 12.2 ü

FENY Fidelity MSCI Energy M2US0ENI 185 4.7

XES SPDR S&P O&G Equip&Svcs SPSIOSTR 162 6.4 ü

PXI PwrShrs DWA Energy Mom DWENTR 142 2.3

RYE Guggenheim S&P 500 EW Ener SPXEWEN 114 4.3

KOL Market Vectors-Coal MVKOLTR 106 2.6 ü

PXE PwrShrs Dyn Energy E&P DWETR 85 1.5

NLR Mkt Vect Uran + Nuclear En MVNLRTR 67 0.2

FRAK MktVctrs Unconventional O&G MVFRAKTR 57 1.2 ü

PXJ PwrShrs Dyn Oil & Gas Svcs DWOTR 55 1.0 ü

ENY Guggenheim Canada Energy SPTXHUTR 37 0.5

PSCE PwrShr S&P SC Energy SPSU6ET 28 0.7

IPW SPDR S&P Intl Energy SPBMU1UT 21 0.3

GNAT WisdomTree Glb Natl Resour WTIDGNRT 18 0.2

FILL iShrs MSCI Glb Energy Prod M1WDSEPI 14 0.3

CHIE Global X China Energy CHIE 3 0.1

EMEY iShares MSCI EM Energy M1EF5EN 3 0.1

IOIL IQ Global Oil SC IQSMOILT 1 0.0

Financials

XLF Financial Sector SPDR IXMTR $19,799 $793.4 ü

VFH Vanguard Financials M2US5FNI 2,537 13.8 ü

IYF iShares US Financial DJUSFNT 2,484 39.4 ü

KBE SPDR S&P Bank SPSIBKT 2,439 37.1 ü

KRE SPDR S&P Regional Bank SPSIRBKT 1,844 132.3 ü

FXO First Trust Financial STRQFN 1,089 17.3 ü

IYG iShares US Finan Svcs DJUSFV 609 4.2 ü

IAT iShares US Reg Banks DJSRBKT 565 5.7 ü

EUFN iShares MSCI Europe Fin MXEU0FN 356 6.3 ü

KIE SPDR S&P Insurance SPSIINST 325 4.9 ü

FNCL Fidelity MSCI Financials M2US0FNI 310 4.8

IAI iShares US Broker Dlrs DJSINVT 266 2.7 ü

IXG iShares Glb Financials SGFSNW 259 3.7

KBWB PowerShares KBW Bank BKXTR 233 3.6 ü

KCE SPDR S&P Capital Markets SPSICMT 185 0.4 ü

RYF Guggenheim S&P 500 EW Fin S40 173 2.9

IAK iShares US Insurance DJSINST 127 1.0

PSCF PwrShr S&P SC Finance SPSU6FT 113 0.3

QABA Frst Trst NQ ABA Comm Bk ABQI 101 0.7

CHIX Global X China Financials CHIF 85 1.0 ü

PFI PwrShrs DWA Financial Mom DWFNTR 45 0.3

RWW RevenueShares Financial REVWFINT 33 0.2

KBWR PowerShares KBW Reg Bank KRXTR 31 0.2

KBWP PowerShares KBW Prop&Cas KPXTR 10 0.1

IPF SPDR S&P Intl Financials SPBMU4UT 10 0.1

KBWI PowerShares KBW Insurance KIXTR 7 0.1

KME SPDR S&P Mortgage Finance SPSIMFT 5 0.0

KBWC PowerShares KBW Cap Mkts KSXTR 5 0.1

DXJF WsdmTree Japan Hedg Finans WTJFH 4 0.2

BRAF Global X Brazil Financials SOLBZLX 1 0.0

Healthcare

XLV Health Care Sector SPDR IXVTR $12,963 $582.6 ü

IBB iShares Nasdaq Biotech XNBI 6,943 382.2 ü

VHT Vanguard Health Care M2US5HCI 4,434 35.2 ü

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security.

2 | US ETF & ETN Guide January 2015

Exchange Traded Funds (ETFs) Equities

Bberg Assets Avg Vol1

Sym Name Index ($ MM) ($MM) Opt.*

Sectors (continued)

Healthcare (continued)

FXH First Trust Health Care STRQHC $2,672 $20.7 ü

FBT Frst Trst NYSE Arca Biotech BTK 2,327 15.8 ü

IYH iShares US Healthcare DJUSHC 2,021 51.2 ü

XBI SPDR S&P Biotech SPSIBITR 1,606 75.4 ü

PJP PowerShares Dyn Pharma DZRTR 1,536 10.6 ü

IXJ iShares Glb Healthcare SGHNW 1,434 7.7

XPH SPDR S&P Pharmaceuticals SPSIPHTR 1,083 7.6 ü

IHE iShares US Pharmaceut DJSPHMT 889 5.9

IHI iShares US Med Equip DJSMDQT 869 8.4

BBH Market Vectors Biotech MVBBHTR 672 12.2 ü

IHF iShares US HC Providers DJSHCPT 624 6.5 ü

PBE PwrShr Dyn Biotech & Gen DZOTR 498 2.8

RYH Guggenheim S&P 500 EW HC SPXEWHC 447 6.4

FHLC Fidelity MSCI Health Care M2US0HCI 436 5.5

PPH Market Vectors Pharma MVPPHTR 327 6.3 ü

PSCH PwrShr S&P SC Healthca SPSU6HCT 164 0.6

PTH PwrShrs DWA Healthcare Mom DWHCTR 138 1.2

XHS SPDR S&P HC Srvs SPSIHPTR 117 2.4

IRY SPDR S&P Intl Health Care SPBMUHUT 74 0.8

XHE SPDR S&P HC Equipment SPSIHETR 40 0.2

BBC BioShrs Biotech Clinic Trial LSCIBC 6 0.8

BBP BioShares Biotech Products LSCIBP 3 0.2

DXJH WsdmTree Japan Hedg HC WTJHCH 1 0.0

Industrials

XLI Industrial Sector SPDR IXITR $8,535 $593.3 ü

IYT iShares Transportation DJTTR 2,036 70.6 ü

VIS Vanguard Industrials M2US5INI 1,912 16.8 ü

IYJ iShares US Industrial DJUSINT 847 39.6 ü

XTN SPDR S&P Transportation SPSITNTR 582 7.3

FXR First Trust Industrials STRQIN 465 20.8 ü

ITA iShares US Aerosp & Def DJSASDT 375 4.7

EXI iShares Glb Industrial SGNNW 260 2.0

PPA PwrShrs Aerospace & Def DXS 224 1.7

FIDU Fidelity MSCI Industrials M2US0INI 154 3.6

RGI Guggenheim S&P 500 EW Inds SPXEWIN 126 1.6

PRN PowerShares Dyn Industrial DWIDXTR 110 1.1

PSCI PwrShr S&P SC Indust SPSU6IT 90 0.5

XAR SPDR S&P Aero & Def SPSIADTR 85 0.7

IPN SPDR S&P Intl Industrials SPBMU2UT 21 0.2

CHII Global X China Industrials CHII 6 0.1

DXJC WsdmTree Japan Hedg CapGds WTJCGH 1 0.0

Materials

GDX Market Vectors Gold Miners GDMNTR $6,168 $989.8 ü

XLB Materials Sector SPDR IXBTR 2,825 312.2 ü

GDXJ Mkt Vect Junior Gold Miners MVGDXJTR 1,832 423.7 ü

VAW Vanguard Materials M2US5MTI 1,210 12.7 ü

IYM iShares US Basic Mat DJUSBMT 599 21.7 ü

XME SPDR S&P Metals & Mining SPSIMMTR 340 71.9 ü

MXI iShares Glb Materials SGMNW 305 1.8

WOOD iShares Glb Timb&For SPGTTFN 285 0.9 ü

URA Global X Uranium SOLURA 198 3.7 ü

FXZ First Trust Materials STRQMT 196 14.9 ü

SIL Global X Silver Miners SOLGLOSI 195 3.1 ü

CUT Guggenheim Timber CGTBR 184 0.9

PICK iShrs MSCI GlbSel Met&Min M1WDS1PI 154 0.9 ü

SGDM Sprott Gold Miners ZAXSGDM 142 2.3

FMAT Fidelity MSCI Materials M2US0MTI 93 3.2

Bberg Assets Avg Vol1

Sym Name Index ($MM) ($MM) Opt.*

Sectors (continued)

Materials (continued)

PYZ PwrShrs DWA Basic Mat Mom DWBMTR $89 $1.0

SLX Market Vectors Steel STEEL 61 1.6 ü

RTM Guggenheim S&P 500 EW Mats SPXEWMA 57 1.0

RING iShrs MSCI Glb Gold Miners M1WDS1MI 55 0.7 ü

REMX MrktVctrs RareEarth/StratMet MVREMXTR 54 0.5 ü

GLDX Global X Gold Explorers SOLGLDX 33 0.5 ü

PSCM PwrShr S&P SC Mater SPSU6MT 22 0.6

PSAU PwrShrs Glb Gold&PrecMet QGLX 21 0.3

COPX Global X Copper Miners SOLGLOCO 18 0.3

CU First Trust ISE Glb Copper ISC 16 0.3 ü

SLVP iShrs MSCI Glb Silv Miners M1WDSSMI 16 0.2

SOIL Global X Fertilizer/Potash SOLFERT 15 0.1

CCXE WisdomTree Comm Country WTIDCCET 14 0.2

PLTM First Trust ISE Glb Platin ORE 10 0.2 ü

IRV SPDR S&P Intl Materials SPBMU6UT 6 0.0

SILJ PureFunds ISE Jr Silv SC ZIR 6 0.2 ü

JUNR Global X Junior Miners VXTUAR 4 0.1

CHIM Global X China Materials CHIMAT 2 0.1

Multi-Sector

QQQ PowerShares QQQ XNDX $37,926 $3,646.8 ü

GUNR FlxShr Glb Upstream NatRes MUNRT 2,208 13.0 ü

IGE iShares S&P NA Nat Res SPGINRTR 2,153 19.9 ü

MOO Mkt Vectors Agribusiness MVMOOTR 1,432 15.5 ü

IGF iShares S&P Glb Infrastruc SPGTINNT 1,133 6.3 ü

ECON EGShares EM Consumer Titan DJECONT 1,122 5.3 ü

GNR SPDR S&P Glb Nat Resour SPGNRUT 624 5.3 ü

NFRA FlxShr STOXX Glb Brd Infra STXGBIV 275 1.1

QQXT First Trust NDX Ex-Tech NDXM 116 0.6

CHIQ Global X China Consumer CHIQ 112 0.7 ü

ROBO Robo-Stox Glb Robot&Automn ROBOTR 100 0.6

EMIF iShares S&P EM Infrastruc SPGEIFDT 85 0.6

HAP Market Vectors Natural Res RVEIT 83 1.7

SEA Guggenheim Shipping DJGSHT 63 0.8 ü

PAGG PwrShrs Global Agriculture QAGXNNR 51 0.2

QQQE Direxion NASDAQ-100 EW NDXE 49 0.6

INXX EGShares India Infr IINXXT 44 0.7 ü

LIT Global X Lithium SOLLIT 43 0.3 ü

PSCU PwrShr S&P SC Util SPSU6UT 42 0.1

VEGI iShares MSCI Glb Agri Prod M1WDSGPI 39 0.3

PXR PwrShrs EM Infrastruct EIBIT 32 0.2

EMDD EGShares EM Dom Demand SPEMDUN 32 0.1

INCO EGShares India Consumer IINCOT 28 0.4

TOLZ ProShr DJ Brookfield GlbInfr DJBGICUT 23 0.4

BRXX EGShares Brazil Infr FTBRXXN 15 0.3

CROP IQ Global Agribusiness SC IQSMCROT 15 0.1 ü

GRID First Trust NQ Smart Grid QGRD 14 0.1

FLM First Trust ISE Glb Eng&Cons CVL 13 0.1

FONE FrstTrst NDAQ CEA Smrtphn QFON 11 0.0

HECO Huntington EcoLogical Strat n/a 9 0.1 ü

BRAQ Global X Brazil Consumer SOLBZLC 8 0.1

EMQQ EM Internet & Ecommerce EMQQITR 6 0.3

DXJT WsdmTree Japan Hedg TMT WTJTMTH 4 0.0

Real Estate

VNQ Vanguard REIT RMZ $29,167 $276.0 ü

IYR iShares US Real Estate DJUSRET 6,353 756.6 ü

RWX SPDR DJ Intl Real Estate DWXRSN 4,960 23.9 ü

ICF iShares Cohen&Steers REIT RMP 3,735 27.3 ü

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security.

Exchange Traded Funds (ETFs) Equities

Bberg Assets Avg Vol1

Sym Name Index ($MM) ($MM) Opt.*

Sectors (continued)

Real Estate (continued)

RWR SPDR DJ REIT DWRTFT $3,280 $21.4 ü

VNQI Vanguard GlblxUS Real Est SPBMGUUN 2,170 9.6 ü

RWO SPDR DJ Glb Real Estate DWGRSN 1,791 9.7 ü

SCHH Schwab US REIT DWRTFT 1,374 6.9 ü

REM iShares Mortgage RE Cap TFNMRC 1,201 11.3 ü

IFGL iShares Intl Dev Real Est TRGXUU 963 6.0 ü

FRI First Trust S&P REIT SPREIT 366 5.0 ü

REZ iShares Residential RE Cap TFN17C 315 1.8 ü

WPS iShares Intl Property SPBMWUUT 171 0.5

KBWY PwrShrs KBW Prem Yld REIT KYXTR 133 0.8

DRW WisdomTree GlblxUS RealEst WTIRGRET 119 0.7

MORT Market Vectors Mortg REIT MVMORTTR 118 0.9

FFR Frst Trst EPRA/NAREIT Glb UNGL 114 0.4

GRI C&S Global Realty Majors GRM 97 0.4

FTY iShares Real Estate 50 FNR5TR 89 0.4

ROOF IQ US Real Estate SC IQSMREST 89 0.6

TAO Guggenheim China RE ACNRET 40 0.8 ü

IFEU iShares Eur Dev Real Est NUPRA 39 0.4

DXJR WsdmTree Japan Hedg RealEst WTJRH 35 0.3

IFNA iShares NA Dev Real Estate TRGNAU 24 0.1

WREI Wilshire US REIT WILREIT 19 0.1

IFAS iShares Asia Dev Real Est TRGASU 19 0.2

REET iShares Global REIT RNXG 16 0.2

EMRE Guggenheim EM Real Estate ASEMRET 2 0.0

Technology

XLK Technology Sector SPDR IXTTR $13,257 $339.2 ü

VGT Vanguard Technoloy M2US5ITI 6,702 35.5 ü

IYW iShares US Technology DJUSTCT 4,514 55.6 ü

FDN First Trust DJ Internet DJINET 1,956 17.7 ü

IGV iShares NA Tech-Software SPGSTISO 1,179 9.0 ü

FXL First Trust Technology STRQTC 1,017 14.8 ü

IXN iShares Global Tech SGINW 781 3.5

RYT Guggenheim S&P 500 EW Tech SPXEWIT 762 5.2

IGM iShares NA Technology SPGSTI 754 2.3

SOXX iShares PHLX Semicond SOX 590 23.2 ü

QQEW First Trust NDX Equal Wgt NDXE 557 4.2 ü

SKYY First Trust ISE Cloud Comp CPQ 374 1.7 ü

QTEC First Trust NDX Technology NDXT 358 3.1 ü

SMH Market Vectors Semicons MVSMHTR 350 143.4 ü

FTEC Fidelity MSCI Info Tech M2US0ITI 328 4.2

PSCT PwrShr S&P SC Info Tech SPSU6TT 249 1.2

PNQI PwrShrs NASDAQ Internet NETX 248 2.4 ü

MTK SPDR MS Technology MSH 239 0.5

IGN iShares NA TechMMedia Ntwk SPGIIPTR 235 2.0 ü

KWEB KraneShrs CSI CH Internet H11137 220 4.3 ü

XSD SPDR S&P Semiconductor SPSISCTR 160 7.4 ü

HACK PureFunds ISE Cyber Security HXR 157 5.9 ü

SOCL Global X Social Media SOCL 108 2.4 ü

CQQQ Guggenheim China Tech ACNITTR 68 0.8 ü

PTF PwrShrs DWA Tech Momentum DWTYTR 56 0.7

PSJ PowerShares Dyn Software DZCTR 48 0.1

PSI PwrShrs Dyn Semiconductors DZETR 37 0.6

XSW SPDR S&P Software & Srvs SPSISST 27 0.2

PXQ PowerShares Dyn Networking DZNTR 25 0.1

QQQC Global X NASDAQ China Tech NCL9000X 17 0.2

IPK SPDR S&P Intl Technogy SPBMUTUT 11 0.1

AAIT iShrs MSCI AC Asia InfoTech MSIAITNU 7 0.1

Bberg Assets Avg Vol1

Sym Name Index ($MM) ($MM) Opt.*

Sectors (continued)

Telecommunications

VOX Vanguard Telecomm M2US5TCI $822 $4.2 ü

IYZ iShares US Telecomm DJSTELT 565 6.9 ü

IXP iShares Glb Telecomm SGTNW 449 3.6 ü

FCOM Fidelity MSCI Telecom Svcs M2US2TCI 85 0.6

IST SPDR S&P Intl Telecomm SPBMU5UT 47 0.4

XTL SPDR S&P Telecom SPSITETR 34 0.6

Utilities

XLU Utilities Sector SPDR IXUTR $7,715 $559.0 ü

VPU Vanguard Utilities M2US5UTI 2,138 17.2 ü

IDU iShares US Utilities DJUSUTT 2,021 40.9 ü

FXU First Trust Utilities STRQUT 729 14.1 ü

RYU Guggenheim S&P 500 EW Util SPXEWUT 278 3.3

JXI iShares Glb Utilities SGYNW 234 1.6 ü

FUTY Fidelity MSCI Utilities M2US0UTI 231 3.8

GII SPDR S&P Glb Infrastruct SPGTINNT 110 0.8

IPU SPDR S&P Intl Utilities SPBMUUUT 61 0.2

PUI PwrShrs DWA Utilities Mom DWUTTR 44 0.2

DBU WisdomTree GlobalxUS Util WTIDGXUT 22 0.1

UTLT DB X-Trckrs Regulated Util DBIQUTLT 9 0.1

Water and Clean Energy

PHO PowerShares Water Resour GWATUSL $889 $2.4 ü

CGW Guggenheim S&P Glb Water SPGTAQNT 332 1.6

TAN Guggenheim Solar SUNIDX 281 8.2 ü

PIO PowerShares Global Water GWATERL 266 0.8

FIW First Trust ISE Water HHO 189 1.0 ü

PBW PwrShrs WH Clean Energy ECO 130 1.0 ü

QCLN First Trust NQ Green Energy CELS 84 1.3

GEX Mkt Vec Glb Alt Energy AGIXLT 80 0.6 ü

PZD PowerShares Cleantech CTIUS 69 0.2

PBD PwrShrs Glb Clean Energy NEXUST 61 0.7

ICLN iShares Glb Clean En SPGTCLNT 61 0.4

FAN First Trust Glb Wind Ener GWE 37 1.1

PUW PwrShrs WH Progr Energy WHPRO 30 0.2

KWT Market Vectors Solar Ener MVKWTTR 20 0.2

EVX Mkt Vec Environment Svcs AXENV 16 0.0

International1

Global

EFA iShares MSCI EAFE NDDUEAFE $51,807 $1,080.9 ü

VEA Vanguard FTSE Dev Mkt TGPVAN33 23,940 168.4 ü

VEU Vanguard FTSE All-Wrld xUS GPVAN2TR 12,051 69.6 ü

ACWI iShares MSCI ACWI NDUEACWF 6,709 92.4 ü

VT Vanguard Total World TGPVA16U 3,835 23.7 ü

SCZ iShares MSCI EAFE SC NCUDEAFE 3,659 24.8 ü

VXUS Vanguard Total Intl Stock TGPVAN17 3,375 19.9 ü

IEFA iShares Core MSCI EAFE MIMUEAFN 3,305 31.4 ü

SCHF Schwab International Equity FTAD02 2,795 20.2 ü

EFV iShares MSCI EAFE Value NDUVEAFF 2,464 13.6 ü

DBEF DB X-trckrs MSCI EAFE Hdg M0EFHUSD 2,030 21.3 ü

VSS Vanguard FTSE AWxUS SC TGPVA09U 1,976 12.0 ü

ACWX iShares MSCI ACWI ex US NDUEACWZ 1,919 23.6 ü

IOO iShares Global 100 SP100NW 1,747 5.0 ü

EFG iShares MSCI EAFE Growth NDUGEAFF 1,668 6.6 ü

IXUS iShrs Core MSCI Total Intl MXWDUIM 1,261 8.3 ü

GWL SPDR S&P World ex-US STBMWUU 685 6.7 ü

CWI SPDR MSCI ACWI ex-US NDUEACWZ 636 4.4

GWX SPDR S&P Intl SC STBMWUU2 621 3.1 ü

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security.

4 | US ETF & ETN Guide January 2015

Exchange Traded Funds (ETFs) Equities

Bberg Assets Avg Vol1

Sym Name Index ($MM) ($MM) Opt.*

International (continued)

Global (continued)

TOK iShares MSCI Kokusai NDDUKOK $456 $0.6

SCHC Schwab Intl Small-Cap GPSCW002 378 2.2 ü

URTH iShares MSCI World NDDUWI 189 1.5

DGT SPDR Global Dow GDOWD 100 0.2 ü

HEFA iShrs Curr Hdg MSCI EAFE M0EFHUSD 84 0.9

ACIM SPDR MSCI ACWI IMI MIMUAWON 64 0.2

ADRD BLDRS DM 100 ADR BKTDMT 54 0.3

MDD SPDR S&P Intl MC SPBMUMUT 52 0.4

DBAW DB X-trckr MSCI AWexUS Hdg M1WDUHED 7 0.1

Asia Pacific

EWJ iShares MSCI Japan NDDUJN $13,713 $340.8 ü

AAXJ iShares MSCI AC Asia ex JP NDUECAXJ 2,955 46.5 ü

EWH iShares MSCI Hong Kong NDDUHK 2,777 73.8 ü

VPL Vanguard FTSE Pacific TGPVAN32 2,642 29.7 ü

EPP iShares MSCI Pacific ex-JP NDDUPFXJ 2,578 29.4 ü

EWA iShares MSCI Australia NDDUAS 1,501 44.2 ü

EWS iShares MSCI Singapore NDDUSG 796 13.4 ü

DBJP DB X-trckrs MSCI Japan Hdg M0JPHUSD 641 6.8 ü

AIA iShares Asia 50 SPAS50NT 338 1.9

HEWJ iShrs Curr Hdg MSCI Japan M0JPHUSD 279 4.4

IPAC iShares Core MSCI Pacific M1PCIME 220 3.1

ENZL iShares MSCI NZ Cap M1NZ5IM 135 1.1 ü

SCJ iShares MSCI Japan SC NCUAJN 124 1.0 ü

NKY MAXIS Nikkei 225 Index NKY 85 3.7 ü

ITF iShares Japan LC SPTOPXNW 72 0.4

JSC SPDR Russ/Nom Japan SC RNIRIS 57 0.2

ADRA BLDRS Asia 50 ADR BKTAST 25 0.2

JPP SPDR Russ/Nom Prime JP RNIRIP 17 0.4

EWSS iShares MSCI Singapore SC NCUASG 13 0.1

DBAP DB X-Trckr MSCI AsiaPacxJP M0APJHUS 6 0.1

AXJS iShares MSCI AC Asia ex JP MXASJSC 6 0.1

KROO IQ Australia SC IQSMAUST 5 0.1

EWHS iShares MSCI HK SC NCUAHK 4 0.1

EWAS iShares MSCI Australia SC NCUAAS 3 0.1

Europe

VGK Vanguard FTSE Europe TGPVAN31 $10,826 $286.2 ü

EZU iShares MSCI EMU NDDUEMU 7,042 214.4 ü

EWG iShares MSCI Germany NDDUGR 4,423 121.3 ü

FEZ SPDR EURO STOXX 50 SX5T 3,731 86.5 ü

EWU iShares MSCI UK NDDUUK 2,754 62.1 ü

IEV iShares S&P Europe SP350NW 2,546 40.8 ü

EWP iShares MSCI Spain Cap M1ES2550 1,385 53.7 ü

EWL iShares MSCI Switz Cap M1CH2550 980 22.9 ü

EWI iShares MSCI Italy Cap M1IT2550 768 48.1 ü

DBEU DB X-Trckr MSCI Eur Hdg Eq M0EUHUSD 747 8.7

EWD iShares MSCI Sweden NDDUSW 314 7.1 ü

EWQ iShares MSCI France NDDUFR 298 20.1 ü

FEU SPDR STOXX 50 SX5V 236 3.2

IEUR iShares Core MSCI Europe MIMUEURN 204 3.4

HEWG iShrs Curr Hdg MSCI German M0DEHUSD 165 1.4

EWN iShares MSCI Netherlands MIMUNETN 136 4.4 ü

EWK iShares MSCI Belgium Cap M1BE5IM 126 2.6 ü

GREK Global X FTSE Greece 20 TASECUN 114 7.4 ü

EIS iShares MSCI Israel Capped MISCNU 112 1.8

EIRL iShares MSCI Irelnd Cap IMI M1AIECP 79 1.8

NORW Global X MSCI Norway MXNO5IM 69 2.3

Bberg Assets Avg Vol1

Sym Name Index ($MM) ($MM) Opt.*

International (continued)

Europe (continued)

HEZU iShares Curr Hdg MSCI EMU M0EMHUSR $66 $0.7

EWO iShares MSCI Austria Cap M1AT5IM 55 1.2

EDEN iShares MSCI DK Cap IMI M1DK5IM 54 1.0

GXF Global X FTSE Nordic Reg TN30XN 52 0.2

ISRA Market Vectors Israel BLSNTR 44 0.2 ü

DBGR DB X-trckr MSCI Germany Hdg M0DEHUSD 43 0.4

IEUS iShares MSCI Europe SC M1EUSC 35 0.3

ESTX Source EURO STOXX 50 SX5U 37 0.3

EWGS iShares MSCI Germany SC NCUDGR 26 0.5

ENOR iShares MSCI Norway Cap IMI M1NO5IM 25 0.9

PGAL Global X FTSE Portugal 20 FPGALN 24 1.0

ADRU BLDRS Europe 100 ADR BKTEURT 20 0.2

EFNL iShares MSCI FI Cap IMI M1FI5IM 17 0.6

EWUS iShares MSCI UK SC NCUDUK 16 0.4

DAX Recon Capital DAX Germany DAX 11 0.0

DBEZ DB X-Trackers MSCI EMU Hedg MIMUEHR 5 0.0

DBUK DB X-Trckrs MSCI UK Hdg Eq M0UKHUSD 5 0.0

STXX ALPS STOXX Europe 600 SXXP 5 0.0

SMEZ SPDR EURO STOXX Small Cap SCXU 5 0.2

North America

EWC iShares MSCI Canada NDDUCA $2,406 $50.7 ü

CNDA IQ Canada SC IQSMCANT 10 0.1

EWCS iShares MSCI Canada SC NCUDCA 3 0.1

Emerging Markets – Regional

FXI iShares FTSE China LC TXIN0UNU $6,080 $762.5 ü

EWY iShares MSCI S Korea Cap M1KR2550 4,157 154.6 ü

EWZ iShares MSCI Brazil Cap M1BR2550 3,739 1,133.4 ü

EWT iShares MSCI Taiwan NDEUSTW 3,162 109.0 ü

INDA iShares MSCI India NDEUSIA 2,122 18.0 ü

EWW iShares MSCI Mex Cap IMI M1MX5IM 2,066 147.9 ü

RSX Market Vectors Russia MVRSXTR 1,441 232.7 ü

MCHI iShares MSCI China NDEUCHF 1,334 23.1 ü

GXC SPDR S&P China STBCCNU 1,045 11.8 ü

ASHR DB X-trckr Harv CSI 300 CH CSIN0301 1,023 22.3 ü

INDY iShares S&P India 50 BXTRNIF$ 785 9.3 ü

ILF iShares S&P Latin Amer 40 SPLACNW 721 26.7 ü

GMF SPDR S&P EM Asia Pacific STBMAEU 701 7.9

EIDO iShares MSCI Indonesia MIMUINON 560 17.1

FM iShares MSCI Frontier 100 M1FM100 558 11.7

PIN PowerShares India III 541 23.9 ü

TUR iShares MSCI Turkey MIMUTURN 529 17.4 ü

VNM Market Vectors Vietnam MVVNMTR 481 7.1

EWM iShares MSCI Malaysia NDDUMAF 470 23.9 ü

THD iShares MSCI Thai Cap IMI M1TH5IM 434 19.8 ü

EZA iShares MSCI South Africa NDEUSSA 415 29.9 ü

EPHE iShares MSCI Philippines MIMUPHIN 414 7.8

BKF iShares MSCI BRIC NDUEBRIC 301 3.6 ü

SCIF Market Vectors India SC MVSCIFTR 276 7.4 ü

BBRC EGShares Beyond BRICs TFBBRCNU 273 3.8

ERUS iShares MSCI Russia Capped MSEURU$N 233 7.4

ECH iShares MSCI Chile Cap IMI M1CL5IM 230 11.9 ü

HAO Guggenheim China SC ACNSC 215 2.2 ü

EPU iShares MSCI All Peru Cap M1PECAPD 212 2.6 ü

PGJ PwrShr Golden Dragon China HXCX 212 2.6 ü

EPOL iShares MSCI Pol Cap M1PL5IM 186 7.3

IDX Market Vectors Indonesia MVIDXTR 173 2.8

ESR iShares MSCI EM East Eur NDUEEMEE 126 1.2

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security.

Exchange Traded Funds (ETFs) Equities

Bberg Assets Avg Vol1

Sym Name Index ($MM) ($MM) Opt.*

International (continued)

Emerging Markets – Regional (continued)

EEMA iShares MSCI EM Asia NDUEEGFA $123 $1.1

BIK SPDR S&P BRIC 40 SPTRBRIC 120 1.8

EEB Guggenheim BRIC DRBRICT 117 1.0 ü

FNI First Trust ISE Chindia ICK 105 1.3

BRF Market Vectors Brazil SC MVBRFTR 98 1.5 ü

AFK Market Vectors-Africa MVAFKTR 93 1.1

PEK Mkt Vectors ChinaAMC A-Sh CSIR0300 92 2.1

GXG Global X MSCI Colombia M1ACOCP 64 1.8 ü

GAF SPDR S&P EM Middle East STBMMEU 55 0.6

RSXJ Market Vectors Russia SC MVRSXJTR 54 1.7

YAO Guggenheim China All-Cap ACNACTR 53 0.5 ü

GUR SPDR S&P Emerging Europe STBMEECQ 50 0.8 ü

EGPT Market Vectors Egypt Index MVEGPTTR 50 1.3

UAE iShares MSCI UAE Capped M1ALCE 43 0.9

QAT iShares MSCI Qatar Capped M1QLCE 39 0.6

GML SPDR S&P EM Lat Am SLAUN 36 0.4

ECNS iShares MSCI China SC MSLUCHNN 32 0.5

ASHS DBXTrckr Harv CSI500 Ch-A SC CSIH0310 30 0.6

SCIN EGShares India SC ISCINT 29 0.3

FCHI iShares FTSE China TCH80U 26 0.2

EWZS iShares MSCI Brazil SC MSLUBRZN 26 1.1

SMIN iShares MSCI India SC MSLUINDN 26 0.6

ASEA Global X Southeast Asia TAS40NU 25 0.3

RBL SPDR S&P Russia SPCQXRUN 25 0.4

CNXT MktVct China AMC SME ChiNext SZ399611 23 0.2

KBA KrnShrs Bosera MSCI ChinaA M1CNAI 23 0.4

PLND Market Vectors Poland MVPLNDTR 19 0.1

ARGT Global X MSCI Argentina MXAAR 17 0.7 ü

MES Market Vectors Gulf States MVMESTR 16 0.6

NGE Global X MSCI Nigeria M1ANI 15 0.3

ICOL iShares MSCI Colombia Cap M1ACOCP 15 0.1

BICK First Trust BICK BIQ 13 0.1

EEML iShares MSCI EM LatAm NDUEEGFL 11 0.1

EEME iShares MSCI EM EMEA NDDUEMEA 9 0.1

IDXJ Mrk Vectors Indonesia SC MVIDXJTR 7 0.1

CN DBXtrckrs Harv MSCI All CH M1ACNRT 7 0.1

AND Global X FTSE Andean 40 TANDE40U 6 0.0

BRAZ Global X Brazil MC SOLBRAZ 6 0.1

DBBR DB X-trckrs MSCI Braz Hdg M0BRHUSD 6 0.2

HKOR Horizons Korea KOSPI 200 KOSPI2 5 0.0 ü

DBMX DB X-trckr MSCI Mexico Hdg M1MXD5IM 5 0.0

DBKO DB X-trckr MSCI SKorea Hdg M1KRD255 5 0.0

GMFS SPDR S&P SC EM AsiaPac SPAE2BUN 4 0.0

EMBB SPDR MSCI EM Beyond BRIC M1EMBRIC 3 0.0

AZIA Glb X Centr Asia & Mongol AZIA 2 0.0

Emerging Markets – General

VWO Vanguard FTSE EM TGPVAN30 $45,368 $514.1 ü

EEM iShares MSCI Emg Mkts NDUEEGF 31,928 2,407.6 ü

IEMG iShares Core MSCI EM MIMUEMRN 6,081 96.7 ü

SCHE Schwab Emrg Markets Equity FTAG01 1,140 9.8 ü

EWX SPDR S&P Emerging SC SPBMKSUT 477 4.7 ü

GMM SPDR S&P Emg Mkts SEMUN 214 3.0

ADRE BLDRS EM 50 ADR BKTEMT 184 0.8

EMFM Global X Next EM & FM EMFM 133 0.5

FRN Guggenheim Frontier Mkts BKNFRR 69 0.8

DBEM DB X-trackers MSCI EM Hdg M0EMHUSD 56 0.8

EEMS iShares MSCI EM SC MSLUEMRN 53 0.9

EVAL iShares MSCI EM Value NUVEEMVN 21 0.1

Bberg Assets Avg Vol1

Sym Name Index ($MM) ($MM) Opt.*

International (continued)

Emerging Markets – General (continued)

EWEM Guggenheim MSCI EM EW M1EFEWGT $13 $0.2

EGRW iShares MSCI EM Growth NDUEEGFN 5 0.1

HEEM iShares Curr Hdg MSCI Emerg M1EFHUS 5 0.1

EMCR EGShares EM Core SPEMCRN 4 0.0

EMFT SPDR MSCI EM 50 MXEF50 2 0.0

EMHZ iShares MSCI EM Horizon M1EFHR 2 0.0

Leveraged – Equities

SSO ProShares Ultra S&P500 SPX $2,186 $545.7 ü

FAS Direxion Daily Finan Bull 3x RGUSFL 1,322 179.5 ü

TQQQ ProShares UltraPro QQQ NDX 1,082 251.1 ü

QLD ProShares Ultra QQQ NDX 1,033 196.9 ü

UPRO ProShares UltraPro SP500 SPX 968 180.7 ü

TNA Direxion Daily SC Bull 3x RTY 872 593.4 ü

UYG ProShares Ultra Financials DJUSFN 804 7.6 ü

NUGT Direxion Gld Mnrs Bull 2x GDM 755 183.4 ü

SPXL Direxion Daily SPX Bull 3x SPX 616 127.9 ü

BIB ProShr Ult Nasdaq Biotech NBI 569 29.4 ü

ERX Direxion Daily Ener Bull 3x IXE 406 108.5 ü

UVXY ProShares Ultra VIX ShrTrm SPVXSPID 370 349.5 ü

DDM ProShares Ultra Dow30 INDU 344 33.8 ü

UWM ProShares Ultra R2000 RTY 332 45.8 ü

URE ProShares Ultra RealEstate DJUSRE 308 5.1 ü

CURE Direxion HlthCr Bull 3x IXV 296 10.9 ü

EDC Direxion Daily EM Bull 3x MXEF 253 48.0 ü

JNUG Direxion Jr Gold Bull 3X MVGDXJTR 238 90.7 ü

MVV ProShares Ultra SP 400 MID 218 37.6 ü

RXL ProShares Ultra HealthCare DJUSHC 184 2.4

TECL Direxion Daily Tech Bull 3x IXT 183 8.3 ü

ROM ProShares Ultra Technology DJUSTC 174 2.2 ü

UDOW ProShares UltraPro Dow30 INDU 158 30.1 ü

URTY ProShares UltraPro R2000 RTY 156 20.2 ü

DRN Direxion Daily RE Bull 3x RMZ 148 7.3 ü

RUSL Direxion Russia Bull 3x MVRSX 145 16.7 ü

DIG ProShares Ultra Oil & Gas DJUSEN 145 11.0 ü

SOXL Direxion Semicond Bull 3x SOX 144 19.8 ü

YINN Direxion FTSE CH Bull 3X TXINOUU 121 6.3 ü

INDL Direxion India Bull 3x III 78 3.6 ü

UYM ProShares Ultra Basic Mat DJUSBM 75 1.4 ü

MIDU Direxion Daily MC Bull 3x MID 74 6.4 ü

GASL Direxion Nat Gas Bull 2x FUM 63 6.4 ü

XPP ProShrs Ultra FTSE China 50 XINOU 56 1.7 ü

UMDD ProShares UltraPro Mid400 MID 49 1.8 ü

UPW ProShares Ultra Utilities DJUSUT 44 1.0

USD ProShares Ultra Semicond DJUSSC 42 1.0 ü

UCC ProShares Ultra Cons Svcs DJUSCY 32 0.5

DZK Direxion Daily DM Bull 3x MXEA 32 1.1 ü

BRZU Direxion Brazil Bull 3X M1BR2550 32 3.2 ü

EET ProShares Ultra MSCI EM MXEF 30 0.9 ü

RETL Direxion Retail Bull 3x RU1SSRTL 29 0.8

UXI ProShares Ultra Industrial DJUSIN 27 0.5 ü

SAA ProShares Ultra S&P600 SML 24 0.1 ü

EZJ ProShares Ultra MSCI Japan MXJP 19 0.5 ü

UGE ProShares Ultra Cons Goods DJUSNC 19 0.4

UPV ProShr Ultra FTSE Europe FTAD06 18 0.4

SPUU Direxion S&P 500 Bull 2X SPX 18 2.1

LBJ Direxion Daily LatAm 3x Bull SPTRL40N 18 0.6 ü

EFO ProShares Ultra MSCI EAFE MXEA 14 0.8

FINU ProShares UltraPro 3xFins DJUSFN 12 0.4

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security.

6 | US ETF & ETN Guide January 2015

Exchange Traded Funds (ETFs) Equities

Bberg Assets Avg Vol1

Sym Name Index ($MM) ($MM) Opt.*

Leveraged – Equities (continued)

LTL ProShares Ultra Telecomm DJSTEL $11 $0.2

EURL Direxion FTSE Europe 3X Bull TGPVAN31 9 0.4

SMLL Direxion Daily SC Bull 2x RTY 9 0.3

MDLL Direxion Daily MC Bull 2x MID 8 0.1

JPNL Direxion Japan 3X Bull NDDUJN 8 0.4 ü

KRU ProShares Ult KBW Reg Bank KRX 7 0.1

UBR ProShr Ultra MSCI Braz Cap MXBR2550 7 0.4

MATL Direxion Basic Mat Bull 3x IXB 6 0.2

UMX ProShr Ultra MSCI Mex Cap MXMX5IM 5 0.1

KORU Direxion SK Bull 3X M1KR2550 3 0.1

LLEM Direxion FTSE EM 1.25x Bull TGPVAN30 3 0.1

LLSC Direxion SC 1.25x Bull RTY 3 0.1

LLDM Direxion FTSE DM 1.25x Bull TGPVAN33 3 0.1

LLSP Direxion SP500 1.25x Bull SPX 3 0.1

UXJ ProShr Ult MSCI Pac ex JP MXPCJ 2 0.1

Inverse – Equities

SH ProShares Short S&P500 SPX $1,317 $97.0 ü

SDS ProShares UltraShort SP500 SPX 1,100 216.2 ü

TZA Direxion Daily SC Bear 3x RTY 576 275.8 ü

SVXY ProShares Short VIX ShrTrm SPVXSPID 473 126.7 ü

SPXU ProShares UltPro Shrt SP500 SPX 409 191.0 ü

RWM ProShares Short R2000 RTY 364 34.5 ü

QID ProShares UltraShort QQQ NDX 328 138.4 ü

EFZ ProShares Short MSCI EAFE MXEA 280 5.8 ü

FAZ Direxion Daily Finan Bear 3x RGUSFL 280 58.5 ü

EUM ProShares Short MSCI EM MXEF 240 7.8 ü

SQQQ ProShares UltraPro Shrt QQQ NDX 233 156.3 ü

DOG ProShares Short Dow30 INDU 230 13.4 ü

PSQ ProShares Short QQQ NDX 213 26.5 ü

DXD ProShares UltraShort Dow30 INDU 190 26.2 ü

SPXS Direxion Daily SPX Bear 3x SPX 184 65.4 ü

TWM ProShares UltSh R2000 RTY 176 86.4 ü

DUST Direxion Gld Mnrs Bear 2x GDM 172 107.3 ü

SDOW ProShares UltraPro Shrt D30 INDU 102 25.6 ü

JDST Direxion Jr Gold Bear 3X MVGDXJTR 88 56.2 ü

EDZ Direxion Daily EM Bear 3x MXEF 80 42.3 ü

ERY Direxion Daily Ener Bear 3x IXE 80 47.0 ü

SRTY ProShares UltraPro Shrt R2 RTY 76 34.3 ü

RUSS Direxion Russia Bear 3x MVRSX 65 13.6 ü

SKF ProShares UltSh Financials DJUSFN 64 1.8 ü

DUG ProShares UltSh Oil & Gas DJUSEN 58 12.6 ü

BIS ProShr UltShrt Nsdq Biotech NBI 57 7.2 ü

FXP ProShares UltSh FTSE China XIN0I 52 3.2 ü

EEV ProShares UltSh MSCI EM MXEF 48 1.8 ü

EPV ProShares FTSE Euro FTAD06 40 1.9 ü

MYY ProShares Short SP 400 MID 29 3.9

SRS ProShares UltSh Real Est DJUSRE 28 1.1 ü

BZQ ProShares UltSh MSCI Brazil MXBR2550 27 2.3 ü

SOXS Direxion Semicond Bear 3x SOX 21 4.2 ü

SEF ProShares Short Financials DJUSFN 20 0.4 ü

SBB ProShares Short S&P600 SML 17 0.3

SMN ProShares UltSh Basic Mat DJUSBM 16 0.7 ü

EWV ProShares UltSh MSCI Japan MXJP 13 0.5 ü

DPK Direxion Daily DM Bear 3x MXEA 13 0.3 ü

TECS Direxion Daily Tech Bear 3x IXT 12 1.1 ü

YANG Direxion FTSE CH Bear 3X TXINOUU 11 1.3 ü

REK ProShares Shrt Real Estate DJUSRE 10 0.4

MZZ ProShares UltraSh SP 400 MID 9 0.7 ü

DRV Direxion Daily RE Bear 3x RMZ 9 2.0 ü

Bberg Assets Avg Vol1

Sym Name Index ($MM) ($MM) Opt.*

Inverse – Equities (continued)

MIDZ Direxion Daily MC Bear 3x MID $8 0.5 ü

EFU ProShares UltSh MSCI EAFE MXEA 6 0.4 ü

SSG ProShares UltSh Semicond DJUSSC 6 0.3 ü

REW ProShares UltSh Technology DJUSTC 6 0.1 ü

SDP ProShares UltSh Utilities DJUSUT 5 0.2

SDD ProShares UltraShort SP600 SML 5 0.1

SIJ ProShares UltSh Industrial DJUSIN 5 0.1 ü

SCC ProShares UltSh Cons Svcs DJUSCY 5 0.1

SMDD ProShares UltraPro Shrt SP4 MID 5 0.8 ü

YXI ProShrs Shrt FTSE China 50 XINOU 4 0.3

FINZ ProShares UltraPro Sh Fins DJUSFN 4 0.0

DDG ProShares Short Oil & Gas DJUSEN 2 0.2

RXD ProShares UltSh HealthCare DJUSHC 2 0.1

SZK ProShares UltSh Cons Good DJUSNC 2 0.1

KRS ProShares Short KBW Reg Bk KRX 1 0.0

SBM ProShares Shrt Basic Mat DJUSBM 1 0.2

JPX ProShares UltSh MSCI PxJP MXPCJ 1 0.0

SMK ProShares UltSh MSCI Mex MXMX5IM 1 0.0

TOTS Direxion Total Mkt Bear 1X MSCIBM 1 0.1

TLL ProShares UltSh Telecomm DJSTEL 0 0.0

Dividend

Domestic1bsection1

VIG Vanguard Div Appreciation DVGTR $20,891 $66.5 ü

DVY iShares Select Dividend DJDVY 15,492 68.0 ü

SDY SPDR S&P Dividend SPHYDATR 13,878 54.0 ü

VYM Vanguard High Div Yield TGPVAN 10,443 48.1 ü

HDV iShares Core High Dividend MDYFT 5,235 32.4 ü

SCHD Schwab US Dividend Equity DJUSDIVT 2,785 18.0 ü

DLN WisdomTree LC Div WTLDITR 2,347 12.1 ü

DON WisdomTree MC Div WTMDITR 1,339 6.3

DTN WisdomTree Dividend ex Fin WTDXFTR 1,246 3.0 ü

DES WisdomTree SC Div WTSDITR 1,115 4.6 ü

SDOG ALPS Sector Dividend Dogs SDOGXTR 1,111 6.5

FVD First Trust Value Line Div VLFVD 1,102 3.6

DHS WisdomTree Equity Income WTHYE 1,048 3.7

FDL First Trust Mrngstr Div MDL 1,002 4.9 ü

TDIV FT NASDAQ Tech Dividend NQ96DVU 732 5.4 ü

QDF FlexShares Quality Div NTUQDTR 670 2.5

DTD WisdomTree Total Dividend WTDITR 579 2.3

PEY PowerShares HY Equity Div DAYTR 576 2.3

NOBL ProShrs SP500 Div Aristocr SPDAUDT 562 4.4 ü

DGRW WisdomTree US Div Growth WTDGITR 372 3.0 ü

PFM PowerShares Div Achievers DAATR 351 0.8

SPHD PowerShares SP5 High Div SP5LVHDT 278 1.9

KBWD PwrShrs KBW High Div Fin KDXTR 271 1.5

QDEF FlxShrs Quality Div Defens NTUQDDFT 170 1.0

DGRO iShares Core Div Growth MSDIVGT 152 1.4

QDYN FlxShrs Quality Div Dynam NTUQDDYT 102 0.4

RDIV RevenueShares Ultra Div REVWDIVT 51 0.4

DGRS WisdomTree US SC Div Gro WTSDG 24 0.1

RDVY FT NASDAQ Rising Div Achvr NQDVRIS 12 0.1

International2

DXJ WisdomTree Japan Hedge Div WTIDJTRH $11,670 $278.8 ü

HEDJ WisdomTree Europe Hedge Eq WTEHIT 6,001 72.1 ü

IDV iShares Intl Select Div DJEPCSDT 4,062 34.5 ü

DEM WisdomTree EM Equity WTEMHYTR 2,240 28.9 ü

DGS WisdomTree EM SC Div WTEMSCTR 1,498 9.5 ü

PID PowerShares Internat Div DATTR 1,409 8.3 ü

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security.

Exchange Traded Funds (ETFs) Equities

Bberg Assets Avg Vol1

Sym Name Index ($MM) ($MM) Opt.*

Dividend (continued)

International (continued)

DWX SPDR S&P Intl Dividend SPGTDOUN $1,306 $9.3 ü

SDIV Global X SuperDividend SOLSDIV 991 7.0 ü

DLS WisdomTree Intl SC Div WTIDSCTR 833 3.9

DFE WisdomTree Europe SC Div WTIDESTR 672 17.7 ü

DWM WisdomTree DEFA WTIDFATR 569 1.8

FGD First Trust DJ Glb Sel Div DJGSD 513 3.2

EDIV SPDR S&P EM Dividend SPGTEDUN 441 4.2 ü

DOL WisdomTree Intl LC Div WTIDLCTR 324 1.6

DOO WisdomTree Intl Div WTIDXFTR 311 1.6

DTH WisdomTree DEFA Eqty Inc WTIDHYTR 310 1.9

IQDF FlxShrs Intl Qual Div NTIQDNTR 309 2.9

DIV Global SuperDividend US IDIVT 294 3.7

DFJ WisdomTree Japan SC Div WTIDJSTR 268 1.7 ü

DVYE iShares EM Dividend DJEMDIVR 212 3.4

FDD First Trust STOXX EUSelDiv SD3L 160 2.0 ü

IDOG ALPS Intl Sector Div Dogs IDOGXTR 139 1.5

DIM WisdomTree Intl MC Div WTIDMCTR 136 0.5

IQDE FlxShrs Intl Qual Div Def NTIQDDFN 131 1.2

DEW WisdomTree Global Equity WTGDHYTR 110 0.6

DXJS WisdomTree Japan Hedged SC WTIDJSEH 94 1.0 ü

DNL WisdomTree GlobalxUS Divi WTGDXGTR 83 0.7

LVL Guggenheim S&P Glb Div SPGTGDON 75 0.6

IQDY FlxShrs Intl Qual Div Dyn NTIQDDYN 62 1.9

DVYA iShares Asia/Pac Div DJAPSDT 54 0.5

AUSE WisdomTree Australia Div WTIDAUST 46 0.4

AXJL WisdomTree Asia-Pac ex-JP WTIDAPXT 46 0.1

WDIV SPDR S&P Global Dividend SPGDAUN 42 0.3

GULF WisdomTree Middle East Div WTEMMETR 39 0.8

DGRE WisdomTree EM Div Gro WTEMDGTR 36 0.3

DXGE WisdomTree Germany Hdgd Eq WTIDGEHT 25 0.3

IHDG WisdomTree Intl Hedg DivGro WTIDGH 23 0.3

DXPS WisdomTree UK Hedged Equit WTIDUKHT 21 0.3

CHXF WisdomTree CH Div Ex-Fins WTCXFTR 18 0.2

EUDG WisdomTree Europe Div Gro WTEDGTR 13 0.1

DXKW WisdomTree Korea Hdgd Eqy WTKRHT 12 0.2

EDOG ALPS EM Sector Div Dogs EDOGXTR 11 0.2

QDEM Mkt Vctrs MSCI EM Qual Div M1EFDY 5 0.1

QDXU MktVctrs MSCI Intl QualDiv M1WDUDY 4 0.0

EFAD ProSh MSCI EAFE Div Grower M2EADMAR 4 0.1

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security.

8 | US ETF & ETN Guide January 2015

Exchange Traded Funds (ETFs) FICC

Bberg Assets Avg Vol Bberg Assets Avg Vol

Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt.*

Fixed Income Fixed Income (continued)

US Credit US Credit (continued)

LQD iShares iBoxx Invtmt Grade IBOXIG $19,906 $221.6 ü IBDL iShares iBonds Dec 2020 CB BDM4TRUU $10 $0.0

HYG iShares iBoxx $ HY Corp IBOXHY 14,490 551.0 ü IBDH iShrs iBonds Dec ‘18 Corp BDM1TRUU 10 0.1

CSJ iShares 1-3 Yr Credit LD01TRUU 11,060 50.7 ü IBDF iShrs iBonds Dec ‘16 Corp BDM3TRUU 10 0.1

JNK SPDR Barc High Yield Bond LHVLTRUU 9,783 271.8 ü BSJM Gggnhm BlltShrs ‘22 HY CB BSJKM 10 0.1

VCSH Vanguard ST Corporate BUC1TRUU 9,366 48.5 ü BSCN Guggenheim BlltShr 2023 CB BSCBN 9 0.1

CIU iShares Interm Credit LUICTRUU 6,332 38.8 ü LDRI PwrSh LadderRite 0-5Y Corp Bd LDRIG05 8 0.0

VCIT Vanguard Interm Corporate BCR5TRUU 4,738 30.7 ü HYND WT BofA ML HY Bd Neg Dura H7CD 6 0.2

SJNK SPDR Barc ShTrm High Yld BHY5TRUU 3,940 48.4 ü MONY iShares Financials Bnd LUFITRUU 5 0.1

SCPB SPDR Barc Short Term Corp LF99TRUU 3,752 14.8 ü ENGN iShares Industrials Bnd LUAITRUU 5 1.8

HYS PIMCO 0-5 Year HY Corp Bd HUCD 2,847 47.9 ü SKOR FlexSh Cred-Scor US Corp Bd NTUCCBTR 5 0.0

VCLT Vanguard LT Corporate LD07TRUU 1,080 12.5 ü THHY Mkt Vectors Treas-Hedg HY MVTHHY 5 0.0

BSJF Guggenheim BulltShr ‘15 HY BSJKF 978 7.3

CRED iShares Core US Credit Bd LUCRTRUU 804 3.8 ü US Government

BSCH Guggenheim BulletShr ‘17 Bd BSCBH 729 3.0 TIP iShares TIPS Bond LBUTTRUU $12,455 $70.5 ü

CLY iShares 10+Yr Credit LULCTRUU 717 8.4 ü SHY iShares 1-3 Yr Treas LT01TRUU 8,203 160.8 ü

BSJG Guggenheim BulltShr ‘16 HY BSJKG 704 5.0 IEF iShares 7-10 Yr Treas LT09TRUU 7,300 217.8 ü

BSCG Guggenheim BulletShr ‘16 Bd BSCBG 648 3.0 TLT iShares 20+ Yr Treas LT11TRUU 6,907 955.9 ü

PHB PowerShares Fund HY Corp RAFIHY 561 7.5 ü IEI iShares 3-7 Yr Treas LT13TRUU 4,076 61.1 ü

BSCF Guggenheim BulletShr ‘15 Bd BSCBF 549 3.4 SHV iShares Short Treas LT12TRUU 3,153 139.3 ü

ITR SPDR Barc Interm Credit LD06TRUU 539 3.4 TDTT FlxShr 3Y Tgt Dur TIPS IBXXTD3T 2,117 4.7 ü

BSCI Guggenheim BlltShrs ‘18 CB BSCBI 475 2.0 VTIP Vanguard ST Inflat-Protect LTP5TRUU 1,491 6.8

QLTA iShrs Aaa-A Rated CB BQF1TRUU 416 1.4 STPZ PIMCO 1-5 Year US TIPS GVQI 1,330 5.2

BSJH Guggenheim BulltShr ‘17 HY BSJKH 388 3.6 BIL SPDR Barc 1-3 Month T-Bill LD12TRUU 1,120 58.5 ü

LWC SPDR Barc LT Credit LD07TRUU 350 3.3 SCHO Schwab Short-Term US Treas LT01TRUU 713 6.3

BSJI Guggenheim BulltShr ‘18 HY BSJKI 276 1.8 IPE SPDR Barclays TIPS BCIT1T 629 2.4

BSCJ Guggenheim BlltShrs ‘19 CB BSCBJ 245 1.3 VGSH Vanguard ST Govt BFA3TRUU 571 6.0

BSCK Guggenheim BlltShrs ‘20 CB BSCBK 224 1.7 SCHP Schwab US TIPs LBUTTRUU 568 3.8 ü

CORP PIMCO Invest Grade Corp Bd C0A0 181 4.1 EDV Vanguard Extend Dur Treas BSEPTRUU 541 10.4

IHY Market Vectors Intl HY Bd HXUS 166 1.8 ü STIP iShares 0-5Yr TIPS Bond LTP5TRUU 486 3.0

IBCC iShrs iBnd ‘18 Corp ex-Fin BM18TRUU 164 0.2 TDTF FlxShr 5Y Tgt Dur TIPS IBXXTD5T 415 1.8

HYHG ProShares HY-Int Rate Hdgd CFIIHYHG 119 1.9 TLH iShares 10-20Yr Treas LT10TRUU 405 6.1 ü

SHYG iShares 0-5 Yr HY Corp Bd IBXXSHY1 107 1.7 PLW PwrShrs 1-30 Ladder Treas MRTSYA 386 1.8

QLTB iShrs Baa-Ba Rated Bd BQF2TRUU 101 1.0 GOVT iShares Core US Treas Bond LUATTRUU 266 2.4

IGHG ProShrs Inv Grd IntRt Hdgd CFIIIGHG 100 1.1 SCHR Schwab Inter-Term US Treas LT31TRUU 259 2.4

BSJJ Gggnhm BlltShrs ‘19 HY CB BSJKJ 97 1.1 VGIT Vanguard Interm Govt BGF3TRUU 243 2.4

BSCL Guggenheim BlltShr 2021 CB BSCBL 96 0.5 TLO SPDR Barc Long-Term Treas LUTLTRUU 214 3.1

HYGH iShrs Int Rate Hedg HY Bd n/a 70 0.7 VGLT Vanguard LT Govt BGFLTRUU 208 2.6

IBDB iShrs iBnds Mar ‘18 Corp BI18TRUU 67 0.4 ITE SPDR Barc Interm Treasury LT08TRUU 176 1.0

BSCM Guggenheim BlltShr 2022 CB BSCBM 66 0.4 ZROZ PIMCO 25+Yr Zero Coup US STPL 133 4.3 ü

IBCD iShrs iBnd ‘20 Corp ex-Fin BM20TRUU 55 0.1 TUZ PIMCO 1-3 Yr US Treas G1O2 115 1.4

IBCE iShrs iBnd ‘12 Corp ex-Fin BM23TRUU 54 0.1 TENZ PIMCO 7-15 Year US Treas G8OC 104 0.9

IBDA iShrs iBnds Mar ‘16 Corp BI16TRUU 45 0.2 LTPZ PIMCO 15+ Year US TIPS G8QI 92 0.8 ü

XOVR SPDR BofA ML Crossover Bnd XOVD 45 0.4 TIPZ PIMCO Broad US TIPS G0QI 48 1.6

BSJK Gggnhm BlltShrs ‘20 HY CB BSJKK 45 0.5 FTSD Franklin Sh Duration USGov LD24TRUU 27 0.1

IBDC iShrs iBnds Mar ‘20 Corp BI20TRUU 37 0.2 SST SPDR Barc ShTerm Treas LTR1TRUU 18 0.3

IBCB iShrs iBnd ‘16 Corp ex-Fin BM16TRUU 35 0.1 TIPX SPDR Barclays 1-10 Yr TIPS BCIT3T 12 0.0

SLQD iShares 0-5 Yr Inv Gr CB IBXXSIG1 33 0.3 FIVZ PIMCO 3-7 Yr US Treasury G3OC 9 0.1

IBDD iShrs iBnds Mar ‘23 Corp BI23TRUU 32 0.2 SIPE SPDR Barc 0-5 Year TIPS BCIT0T 6 0.0

PFIG PwrShrs Fundam IG Corp Bd RAFIIG 32 0.2

IJNK SPDR Barclays Intl HY Bond BGHXTRUU 25 0.1 Aggregate and Other

QLTC iShrs B-Ca Rated Bd BQF3TRUU 25 0.2 BND Vanguard Total Bond Market LBUFTRUU $26,602 $219.3 ü

ANGL Mkt Vectrs Fallen Angel HY H0FA 21 0.2 AGG iShares Core US Agg Bond LBUSTRUU 23,766 195.0 ü

CBND SPDR Barc Issuer Scored CB ISCUTRUU 20 0.7 BSV Vanguard Short-Term Bond BFA1TRUU 15,831 96.9 ü

HYZD WT BofA ML HY Bd Zero Dura HZCD 16 0.5 MBB iShares MBS LUMSTRUU 6,981 41.4 ü

AMPS iShares Utilities Bnd LUAUTRUU 16 0.1 BKLN PwrShr Senior Loan Portfol SPBDLL 5,667 74.6 ü

BSCO Guggenheim BlltShr 2024 CB BSCBO 16 0.2 BIV Vanguard Interm Bond BFA0TRUU 5,064 26.6 ü

BSJL Gggnhm BlltShrs ‘21 HY CB SPX 15 0.2 FLOT iShares Floating Rate Bond BFU5TRUU 3,478 36.0 ü

LQDH iShrs Int Rate Hedg CorpBd n/a 14 0.2 CWB SPDR Barc Convertible Bond BCS5TRUU 2,877 32.0 ü

SUBD DBXtrckrs Solactive InvGdSub SOLSUBBO 13 0.0 GVI iShares IntermGov/Crd LF97TRUU 1,581 10.3 ü

FICC

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security.

Exchange Traded Funds (ETFs) FICC

Bberg Assets Avg Vol Bberg Assets Avg Vol

Sym Name Index ($ MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt.*

Fixed Income (continued) Fixed Income (continued)

Aggregate and Other (continued) International (continued)

SCHZ Schwab US Aggregate Bond LBUSTRUU $1,319 $9.8 GTIP iShares Glb Inflation-Link W0DI $25 $0.1

BLV Vanguard Long-Term Bond BFALTRUU 1,165 22.2 ü CBON MktVct China AMC China Bond CDHATRID 25 0.5

VMBS Vanguard MBS LMBGTRUU 826 8.1 CEMB iShares EM Corp Bd MSBIERTR 24 0.2

LAG SPDR Barc Aggregate Bond LBUSTRUU 821 3.1 EMCD SPDR BofA ML EM Bnd EMSD 23 0.1

BAB PowerShares Build America BABS 761 3.9 EMAG Mkt Vect EM Agg Bond MVEMAG 18 0.1

NEAR iShrs Short Maturity Bond n/a 549 6.6 CRDT WisdomTree Strategic CB n/a 8 0.0

GSY Guggenheim Enh Sh Duration LD12TRUU 469 8.1 EMSH ProShares ShTrm USD EM Bd DBEMPRO 7 0.1

AGZ iShares Agency Bond LUAASIUU 464 2.6 GGOV ProShrs DE Sovereign/SubSov IBXXXZAB 6 0.3

VBND Vident Core US Bond Strategy VBNDX 398 7.1 PFEM PwrShrs Fundam EM Loc Debt CCRFEMEU 5 0.0

FLRN SPDR Barc InvGrd FloatRate BFU5TRUU 393 1.1 FEMB First Trust EM Local Curr Bd n/a 5 0.0

SNLN Highland/iBoxx Senior Loan IBXXLLTR 311 2.6 JGBB WT Japan Int Rate Strategy BXJIRS 5 0.2

ISTB iShares Core ST USD Bond BUH1TRUU 282 2.2 EU WisdomTree Euro Debt n/a 4 0.1

FTSL First Trust Senior Loan n/a 198 2.0

ILTB iShares Core LT USD Bond BUXMTRUU 186 2.3 Municipal

GBF iShares Govt/Credit LUGCTRUU 185 1.5 MUB iShares Natl AMT-Free SPMUNUST $4,281 $23.2 ü

MBG SPDR Barc MBS LUMSTRUU 129 0.3 SHM SPDR Nuveen Barc ST Muni LMM1TR 2,416 12.1 ü

CMBS iShares CMBS Bnd LUCMTRUU 125 0.9 HYD Market Vectors HY Muni LMEHTR 1,496 10.9 ü

BABS SPDR Nuveen Barc BuildAmer LBABTRUU 123 1.8 TFI SPDR Nuveen Barc Muni Bond LMMITR 1,254 7.1 ü

FLTR Mkt Vect Invt Gr Float Rate MVFLTR 95 0.7 SUB iShares ST Natl AMT-Free SPMU5YRT 902 4.3

AGZD WT Barc US Agg Bd Zero Dur BAZDTRUU 64 0.8 ITM Market Vectors Interm Muni LMT2TR 870 4.3 ü

GNMA iShares Core GNMA Bond LGNMTRUU 51 0.4 PZA PwrShrs Natl AMT-Free Muni UNAP 824 4.5 ü

AGND WT Barc US Agg Bd Neg Dur BUAFTRUU 27 0.7 HYMB SPDR Nuveen S&P HY Muni SPMUHT 403 3.4 ü

IUSB iShrs Core Total USD BdMkt LC07TRUU 25 0.1 CMF iShares CA AMT-Free SPMUNCAT 364 1.8

ICSH iShares Liquidity Income n/a 12 0.2 SMB Market Vectors Short Muni LMT1TR 268 1.4

MBSD FlexShares Discip Dur MBS M375 11 0.2 MUNI PIMCO Intermediate Muni LM17TR 226 0.8 ü

TFLO iShrs Treas Floating Rate BTFLTRUU 10 0.1 NYF iShares NY AMT-Free SPMUNNYT 164 0.8

BYLD iShares Yield Optimized Bd MSAABYOT 9 0.0 IBMF iShrs iBnd 2017 AMT-Fr Muni SPMUS17T 149 0.6

COBO ProShares USD Covered Bond COBOUSD 7 0.1 IBME iShrs iBnd 2016 AMT-Fr Muni SPMUS16T 128 0.5

GMTB Columbia Core Bond LBUSTRUU 5 0.1 PVI PwrShrs VRDO Tax Fr Wkly BBUSVWFT 106 0.7

LMBS FT Low Dur Mortgage Opport n/a 5 0.0 IBMD iShrs iBnd 2015 AMT-Fr Muni SPMUS15T 100 0.4

USFR WisdomTree BBG Float Rate BUSYFL 2 0.0 MLN Market Vectors Long Muni LMT3TR 96 0.6

SHYD Mkt Vectors Short HY Muni BMHYTR 84 0.6

International3 CXA SPDR Nuveen Barc CalifMuni LMM2TR 80 0.3

EMB iShares JPM USD EM Bond JPEICORE $4,125 $111.5 ü PWZ PwrShrs Cali AMT-Free Muni UPCC 79 0.5

BNDX Vanguard Total Intl Bond BGRCTRUH 3,151 25.0 ü IBMG iShrs iBnd 2018 AMT-Fr Muni SPMUS18T 77 0.4

PCY PwrShrs EM Sovereign Debt DBLQBLTR 2,422 26.7 ü PZT PwrShrs NY AMT-Free Muni UNYP 48 0.1

BWX SPDR Barc Internat Treas LTXUTRUU 1,986 19.7 ü IBMH iShrs iBnd 2019 AMT-Fr Muni SPMUS19T 38 0.3

EMLC Market Vectors EM Local Curr GBIEMCOR 1,132 9.9 ü INY SPDR Nuveen Barc NY Muni LMM3TR 26 0.1

WIP SPDR DB Int Gov Infl Prot DBLNDILS 737 5.4 PRB Market Vectors Pre-Ref Muni LMPETR 25 0.2

ELD WisdomTree EM Local Debt JGENVUUG 605 7.1 ü FMB First Trust Managed Muni n/a 21 0.2

IGOV iShares Intl Treas SPBDXUTR 518 6.2 ü RVNU DB X-Trckrs Muni Infr Rev DBIQRVNU 16 0.1

LEMB iShares EM Local Curr Bond BMBNTRUU 518 2.3 ü IBMI iShrs iBnd 2020 AMT-Fr Muni SPMUS20T 15 0.2

HYEM Market Vectors EM HY EMHY 386 2.4 VRD SPDR Nuveen S&P VRDO Muni SPMUVRDO 6 0.0

BWZ SPDR Barc ST Intl Treasury LGT3TRUU 284 2.8 GMMB Columbia Interm Muni Bond n/a 5 0.0

IBND SPDR Barc Intl Corp Bond BG1BTRUU 269 3.1

VWOB Vanguard EM Govt Bond BUEGTRUU 259 4.2 Commodities1

PICB PwrShr Intl Corp Bond SPBDICBN 253 2.2 GLD SPDR Gold Shares GOLDLNPM $27,935 $804.5 ü

HYXU iShares Glb ex USD HY Bd IBOAMZGX 188 2.2 IAU iShares Gold Trust GOLDLNPM 6,435 41.1 ü

EMHY iShares EM HY Bd MSBIEHTR 182 1.5 SLV iShares Silver Trust SLVRLN 5,497 130.4 ü

ISHG iShares 1-3 Intl Treas Bd SPBDXU3T 158 1.2 DBC PowerShares DB Commodity DBLCIX 3,775 48.9 ü

DSUM PwrShrs Yuan Dim Sum Bd CCDSBIU 142 1.2 USO United States Oil n/a 1,825 274.0 ü

EBND SPDR Barc EM Local Bond BLCDTRUU 117 1.1 ü DBA PowerShares DB Agriculture DBAGIX 974 11.4 ü

ITIP iShares Intl Inflation-Link WXDI 111 0.6 SGOL ETFS Gold Trust GOLDLNPM 939 5.0 ü

EMCB WisdomTree EM Corp Bond JCBBCOMP 99 0.7 GSG iShares S&P GSCI Comm SPGSCITR 762 9.1 ü

GHYG iShares Glb HY Bd IBOAMZDB 89 0.9 UNG United States Natural Gas n/a 740 182.1 ü

CHNB Global X GF China Bond SPBCNSUT 49 0.0 USCI US Commodity Index SDCITR 670 6.1

PGHY PowerShares Glbl ST HY DBLQSTHY 32 0.2 PPLT ETFS Platinum Trust PLTMLNPM 621 4.1

AUNZ WisdomTree AU & NZ Debt n/a 31 0.1 PALL ETFS Physical Palladium PLDMLNPM 388 4.1

KCNY KraneShares E Fund China CP CSIH0396 26 1.3 SIVR ETFS Physical Silver SLVRLN 310 1.8 ü

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security.

10 | US ETF & ETN Guide January 2015

Exchange Traded Funds (ETFs) FICC

Bberg Assets Avg Vol Bberg Assets Avg Vol

Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt.*

Commodities (continued) Leveraged – FICC (continued)

DBO PowerShares DB Oil DBOLIX $285 $5.9 ü UJB ProShares Ult High Yield IBOXHY $3 $0.1

GCC GreenHaven Commodity CCITR 264 1.9 ü ULE ProShares Ultra Euro n/a 3 0.1 ü

GLTR ETFS Physical Prec Metal GLTRI 251 2.1 GDAY ProShares Ultra AUD n/a 3 0.0

DBB PowerShares DB Base Met DBBMIX 186 4.4 ü UCD ProShares Ult BBG Comm BCOM 2 0.2

DBP PwrShrs DB Precious Metals DBPMIX 169 1.3 ü YCL ProShares Ultra Yen n/a 2 0.1 ü

DBE PowerShares DB Energy DBENIX 138 3.8 ü

DGL PowerShares DB Gold DGLDIX 138 2.7 ü Inverse – FICC

CORN Teucrium Corn Fund TCORN 97 4.5 ü TBT ProShares UltSh 20+ Treas LT11TRUU $2,598 $181.4 ü

OUNZ Merk Gold Trust n/a 61 0.5 TBF ProShares Short 20+ Treas LT11TRUU 930 23.3 ü

AGOL ETFS Asian Gold Trust GOLDLNPM 54 0.0 EUO ProShares UltraSh Euro n/a 559 19.5 ü

BNO United States Brent Oil Fd n/a 47 2.0 ü YCS ProShares UltraSh Yen n/a 509 21.0 ü

CRBQ Global Commodity Equity CRBQX 46 0.2 TMV Direxion 20Y+ Treas Bear 3x AXTWEN 341 26.1 ü

USL United States 12 Month Oil n/a 45 0.8 ü PST ProShares UltSh 7-10 Treas LT09TRUU 246 3.2 ü

UGA United States Gasoline n/a 45 1.5 ü SCO ProShares UltSh BBG Crude BCOMCL 222 61.2 ü

WITE ETFS White Metals Basket WITEI 22 0.1 TTT PrShrs UltPro Sh 20+Y Trea LT11TRUU 83 2.1 ü

DBS PowerShares DB Silver DBSLIX 22 0.2 ü GLL ProShares UltraSh Gold GOLDLNPM 78 3.2 ü

WEAT Teucrium Wheat TWEAT 19 1.0 ü SJB ProShares Short High Yield IBOXHY 64 2.7 ü

UNL US 12 Month Natl Gas n/a 18 0.2 ü TBX ProShares Short 7-10 Treas LT09TRUU 55 0.6

CMDT iShrs Commodity Optimized BCOMRST 17 0.1 ZSL ProShares UltSh Silver SLVRLN 52 5.5 ü

SOYB Teucrium Soybean TSOYB 11 0.3 ü TYO Direxion 7-10Y Tres Bear 3x AXSVTN 48 0.3 ü

PDBC PwrSh DB Opt Yield Div Comm DBLCIX 8 0.2 CROC ProShares UltraShort AUD n/a 23 0.3 ü

UHN US Deisel-Heating Oil n/a 4 0.1 DNO United States Short Oil n/a 15 0.8 ü

CANE Teucrium Sugar TCANE 3 0.0 EUFX ProShares Short Euro n/a 14 0.2 ü

USAG United States Agriculture SDAITR 2 0.0 TYBS Direxion 20+ Yr Treas Bear AXTWEN 13 0.1

USMI United States Metals SDMITR 2 0.1 TPS ProShares UltraShort TIPS LBUTTRUU 12 0.0

CPER United States Copper SCITR 2 0.1 KOLD ProShrs UltSh BBG NatGas BCOMNG 11 2.0 ü

TAGS Teucrium Agricultural TTAGS 2 0.0 CMD ProShrs UltSh BBG Comm BCOM 5 0.0

TBZ ProShr UltShrt 3-7 Treas LT13TRUU 4 0.0

Currencies1 SAGG Direxion Ttl Bnd Mkt Bear LBUSTRUU 3 0.1

UUP PowerShares DB USD Bull USDUPX $1,000 $34.6 ü IGS PrShr Shrt Invt Grade Corp IBOXIG 3 0.0

USDU WisdomTree Bbg USD Bullish BBDXT 360 3.4 TYNS Direxion 7-10 Yr Treas Bear AXSVTN 1 0.0

FXA CurrencyShares AUD n/a 245 5.4 ü

FXC CurrencyShares CAD n/a 208 7.0 ü

FXF CurrencyShares CHF n/a 177 1.2 ü

FXE CurrencyShares Euro n/a 151 63.3 ü

CYB WisdomTree CNY Strategy n/a 127 0.9 ü

DBV PwrShrs DB G10 Curr DBCFHX 87 0.8 ü

CEW WisdomTree EM Curr Strat n/a 80 0.5 ü

FXY CurrencyShares JPY n/a 79 12.7 ü

FXB CurrencyShares GBP n/a 45 4.7 ü

UDN PowerShares DB USD Bear USDDNX 37 1.7 ü

FXS CurrencyShares SEK n/a 25 0.2 ü

BZF WisdomTree BRL Strategy n/a 24 0.4 ü

ICN WisdomTree INR Strategy n/a 15 0.2 ü

CCX WisdTree Commodity Curr n/a 9 0.1

FXCH CurrencyShrs Ch Renminbi n/a 8 0.1

FXSG CurrencyShares SGD n/a 7 0.1

Leveraged – FICC

UCO ProShares Ult BBG Crude BCOMCL $570 $50.9 ü

AGQ ProShares Ultra Silver SLVRLN 322 12.0 ü

UGL ProShares Ultra Gold GOLDLNPM 106 1.9 ü

TMF Direxion 20Y+ Treas Bull 3x AXTWEN 100 13.5 ü

UST ProShares Ultra 7-10 Treas LT09TRUU 97 27.5 ü

BOIL ProShrs Ult BBG NatGas BCOMNG 93 5.9 ü

UBT ProShares Ultra 20+ Treas LT11TRUU 76 1.9 ü

SYTL Direxion 7-10Y Treas Bull 2x AXSVTN 15 0.2

TYD Direxion 7-10Y Tres Bull 3x AXSVTN 5 0.1 ü

IGU ProShrs Ult Invt Grd Corp IBOXIG 3 0.0

BAR Direxion Gold Bull 3X n/a 3 0.2

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security.

This page has been intentionally left blank.

Exchange Traded Funds (ETFs) Specialty

Bberg Assets Avg Vol Bberg Assets Avg Vol

Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt.*

Active Active (continued)

MINT PIMCO Enhan Short Matur SBMMTB3 $3,844 $42.8 ü ARKW ARK Web x.0 n/a $8 $0.1

BOND Pimco Total Return Active LBUSTRUU 2,401 35.9 ü ONEF Russell Equity RUDEVLN 7 0.2

SRLN SPDR Blackstone/GSO SrLoan IBXXLLTR 564 4.6 RPX Columbia LC Growth RU10INTR 6 0.1

HYLD Peritus High Yield n/a 406 20.8 ü GIVE AdvisorShares Global Echo n/a 6 0.1

RIGS Riverfront Strat Income n/a 364 2.1 TYTE ProSh CDS North Am HY Cred n/a 6 0.1

ALD WisdomTree Asia Local Debt HSLIALBI 274 1.1 AMZA InfraCap MLP n/a 6 0.3

SYLD Cambria Shareholder Yield n/a 209 1.0 ARKK ARK Innovation n/a 5 0.0

WDTI WisdomTree Mng’d Fut Strat DTITR 201 1.4 ARKG ARK Genomic Revol Multi-Sec n/a 5 0.1

MINC AdvShr Newfleet Multi-Sect n/a 195 0.9 RRF WisdomTree Glb Real Return W0DI 4 0.0

FTGC FT Glb Tactical Commod Str n/a 176 3.5 FTHI First Trust High Income n/a 4 0.1

WBIH WBI Tactical High Income n/a 167 0.5 FTLB First Trust Low Beta n/a 3 0.1

RLY SPDR SSgA Multi-Asset Real n/a 166 1.5 SYG SPDR MFS Systematic Growth n/a 3 0.0

WBII WBI Tactical Income n/a 156 0.3 SYE SPDR MFS Systematic Core n/a 3 0.0

FTSM FT Enhanced Short Maturity n/a 141 31.6 SYV SPDR MFS Systematic Value n/a 3 0.0

HDGE AdvsrShrs Ranger Eqty Bear SPX 140 2.9 ü RORO SPDR SSgA Risk Aware RU30INTR 2 0.2

LDUR PIMCO Low Duration Active G1O2 138 0.1 MULT AdvShrs Sunr Glb Multi-Strat n/a 2 0.0

WBIG WBI LC Tactical Yield n/a 124 0.3

WBIE WBI LC Tactical Growth n/a 124 0.3 Fundamental

GAL SPDR SSgA Glb Allocation n/a 123 0.9 PRF PowerShares FR US 1000 FR10XTR $4,266 $15.7 ü

INKM SPDR SSgA Income Allocation MXWO 118 0.5 EPI WisdomTree India Earnings WTEMINTR 2,084 101.1 ü

ILB PIMCO Glb Inflation-Linked PIMCSUNV 117 0.3 PRFZ PowerShares FR US 1500 FR15US 1,061 3.8

WBIL WBI LC Tactical Select n/a 111 0.2 PXF PowerShares FR DM ex US TFRX1NU 749 4.7

WBIC WBI SMID Tactical Yield n/a 106 0.3 EZM WisdomTree MC Earnings WTMEITR 630 4.1

RAVI FlxShr Ready Access VarInc n/a 102 0.7 EES WisdomTree SC Earnings WTSEITR 403 2.6

WBIA WBI SMID Tactical Growth n/a 102 0.3 PXH PwrShrs FTSE RAFI EM TFREMNU 345 3.2

WBIF WBI LC Tactical Value n/a 97 0.2 RWJ RevenueShares SC REVWST 313 1.6 ü

WBID WBI SMID Tactical Select n/a 86 0.2 RWL RevenueShares Large Cap REVWLT 289 1.2 ü

WBIB WBI SMID Tactical Value n/a 80 0.2 FNDX Schwab Fund US Large Comp RUFUSLU 244 2.0

IELG iShares Enhanced US LC RU10INTR 71 0.3 FNDF Schwab Fund Intl Lrg Comp RUFDXULU 215 2.2

SMMU PIMCO Short Term Muni Bon n/a 66 0.4 RWK RevenueShares Mid Cap REVWMT 209 0.9 ü

YPRO AdvisorShares YieldPro n/a 59 0.2 FNDB Schwab Fund US Broad Mkt RUFUSUSD 196 1.3

IEIL iShares Enhanced Intl LC MXWOU 58 0.6 FNDA Schwab Fund US Small Comp RUFUSSU 138 1.0

FBND Fidelity Total Bond LBUSTRUU 51 0.7 EPS WisdomTree Earnings 500 WTEPSTR 136 0.8

PSR PwrShrs Active US RE FNERTR 50 0.2 PXLG PowerShares Fundam Lrg Gro RAFILGTR 131 0.5

DI PIMCO Divers Income Active BGCRTRUH 47 0.1 PDN PwrShr FR DM x US SmMid TFRDXUNU 106 0.5

FLTB Fidelity Ltd Term Bond LD04TRUU 40 0.3 EXT WisdomTree Total Earnings WTEI 104 0.7

HOLD AdvsrShrs Sage Core Reserv n/a 37 0.1 PXMG PowerShares Fundam MC Gro RAFIMGTR 86 0.1

FCOR Fidelity Corporate Bond LUCRTRUU 33 0.5 FNDE Schwab Fund EM Large Comp RUFGELU 79 1.0

EPRO AdvisorShares EquityPro n/a 28 0.2 PXSV PowerShares Fundam SC Val RAFISVTR 70 0.3

CFGE Calamos Focus Growth SPX 27 0.2 FNDC Schwab Fund Intl Sml Comp RUFDXUSU 51 0.3

CHNA PowerShares China A-Share XIN9I 22 0.3 PXMV PowerShares Fundam MC Val RAFIMVTR 51 0.2

FDIV First Trust Strategic Income n/a 20 0.1 PXLC PowerShares Fundam LC RAFILCTR 41 0.2

IESM iShares Enhanced US SC RU20INTR 19 0.1 PAF PwrShrs FR Asia Pac x JP TFRAXJNU 40 0.2

LALT PwrShrs Multi-Strat Altern MSUSLALT 17 0.4 PXLV PowerShares Fundam Lrg Val RAFILVTR 39 0.1

ULST SPDR SSgA Ultra Short Term n/a 16 0.3 PXSG PowerShares Fundam SC Gro RAFISGTR 30 0.1

COMT iShares Commod Select Strat n/a 16 0.2 EZY WisdomTree LC Value WTEILVTR 28 0.1

FORX PIMCO Foreign Curr Strat W1TW 16 0.2 ü PXMC PowerShares Fundam MC RAFIMCTR 27 0.2

AADR WCM/BNY Mellon Focs Gro ADR n/a 15 0.1 RTR RevenueShares ADR REVWADRT 22 0.2

GTAA AdvShrs Morg Creek Glob Tact n/a 14 0.2 PXSC PowerShares Fundam SC RAFISCTR 15 0.0

FMF FT Mrnngstr Mngd Fut Strat MSDIDFTL 13 0.1

AGLS Accuvest Global Long Short MXWO 10 0.2 Life Cycle and Allocation

WYDE ProSh CDS Short N Am HY Cred n/a 10 0.2 AOR iShares Growth Allocation SPTGGUT $493 $2.9

VALX Validea Market Legends n/a 10 0.7 AOM iShares Moderate Alloc SPTGMUT 339 2.4

HUSE Huntington US Eqy Rotation SPX 9 0.1 ü AOA iShares Aggress Alloc SPTGAUT 338 2.0

DIVY Reality Shares DIVS n/a 9 0.6 AOK iShares Conserv Alloc SPTGCUT 208 1.1

RWG Columbia Select LC Gro RU10INTR 9 0.0 TDN DB X-trckrs 2030 Targ Date TDAXTH 42 0.1

GVT Columbia Select LCVal RU10INTR 9 0.1 TDV DB X-trckrs 2040 Targ Date TDAXFO 36 0.1

IEIS iShares Enhanced Intl SC MXWOUSC 9 0.1 TDH DB X-trckrs 2020 Targ Date TDAXTW 28 0.1

ARKQ ARK Industrial Innovation n/a 8 0.1 TDX DB X-trckrs In-Target Date TDAXIT 11 0.0

QEH QAM Equity Hedge n/a 8 0.0 TDD DB X-trckrs 2010 Targ Date TDAXTN 10 0.0

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security.

Specialty

Exchange Traded Funds (ETFs) Specialty

Bberg Assets Avg Vol Bberg Assets Avg Vol

Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt.*

Long/Short Quantitative (continued)

CSM ProShares LC Core Plus CS13030 $544 $3.6 Domestic (continued)

HYLS First Trust Tactical HY n/a 370 1.7 FYC Frst Trst SC Gro AlphaDEX DEFISCGI $37 $0.7

RALS ProShares RAFI Long/Short RAFILS 69 0.5 VSPY Direxion SP500 Volat Resp SPXVRT 29 3.4

FTLS First Trust L/S Equity n/a 6 0.1 FWDD Madrona Domestic n/a 29 0.1

BTAL QuantShr US MktNeu AntBeta DJTMNABT 4 0.1 DWAQ PwrShrs DWA NASDAQ Mom DWANQTLT 28 0.1

RINF ProShrs 30Y TIPS/TSY Spr CSTYIN30 4 0.2 QVAL ValueShares US Quant Value SPTRSVX 25 0.7

CHEP QuantShr US MktNeu Value DJTMNSVT 3 0.0 MCRO IQ Hedge Macro Tracker IQHGMAT 23 0.2

MOM QuantShr US MktNeu Moment DJTMNMOT 1 0.1 SMLV SPDR Russell 2000 Low Vol RU2LVOLT 23 0.3

SIZ QuantShr US MktNeu Size DJTMNSST 1 0.0 LGLV SPDR Russell 1000 Low Vol RU1LVOLT 18 0.2

FMK Frst Trst Mega Cap AlphaDEX DEFIMGCI 18 0.1

Quantitative MMTM SPDR SP1500 Momentum Tilt SPCPMTUT 17 0.0

Domestic subsection QMN IQ Hedge Mkt Neutral Track IQHGMNB 16 0.1

SPLV PwrShrs S&P 500 Low Vol SP5LVIT $5,314 $49.8 ü MATH Meidell Tactical Advantage n/a 16 0.0

USMV iShares MSCI USA Min Vol M00IMV$T 3,725 25.9 ü SCTO Global X JPM US Sector Rotat JPUSSCTO 15 0.4

PKW PowerShares Buyback DRBTR 2,673 15.6 ü CSF Comp EMP Disc 500 Enh Vol Wgt CEMPSMHT 15 0.2

PDP PwrShrs Momentum Portf DWTL 1,606 9.0 ü QINC FT RBA Quality Income RBAQI 9 0.1

FEX First Trust LC AlphaDEX DEFILCCI 1,561 10.7 ü VLU SPDR S&P 1500 Value Tilt SPCLVTUT 8 0.0

FV FT Dorsey Wright Focus 5 DWANQFF 1,425 14.0 ü RWV RevShrs Navellier A-100 REVWLOUT 7 0.0

FTA First Trust LCVal AlphaDEX DEFILVOI 1,179 8.4 CFA Compass EMP US 500 Vol CEMPUSLT 7 0.1

QAI IQ Hedge Multi-Strategy IQHGMST 991 5.4 CIZ Comp EMP Dev 500 Enh Vol Wgt CEMPDVHG 7 0.1

PWV PowerShares Dyn LC Val ILWTR 977 3.6 DWAT Arrow DWA Tactical n/a 6 0.1

CVY Guggenheim Multi-Asset ZAXYHTR 970 6.4 ü TUSA Frst Trst Total US AlphaDEX VLFVI 5 0.0

MDIV FT NASDAQ MultiAsset Diver NQMAUS 903 5.0 ü DBIZ AdvsrShrs PringTrnr BusCyc n/a 4 0.1

FNX First Trust MC AlphaDEX DEFIMCCI 848 5.1 MRGR ProShares Merger SPLSALP 4 0.1

QUAL iShares MSCI USA Qlty Fact M2USQU 774 4.1 ERW VlctyShrs Eql Risk Wgt LC ERWSPX 3 0.0

TILT FlxShr Mstar US MktFctTilt MUFTT 735 1.6

PHDG PS S&P Downside Hdgd SPVQDTR 641 4.3 ü International

VLUE iShares MSCI USA Value Wgt M2USVWGT 639 4.0 EEMV iShares MSCI EM Min Vol M00IEF$O $1,901 $18.9 ü

FYX First Trust SC AlphaDEX DEFISCCI 588 3.6 ACWV iShares MSCI ACWI Min Vol M00IWD$O 1,578 7.2 ü

MTUM iShares MSCI USA Momentum M2US000$ 501 2.9 EFAV iShares MSCI EAFE Min Vol M00IEA$O 1,377 11.5 ü

FTC First Trust LCGro AlphaDEX DEFILGOI 495 3.8 ü VIDI Vident International Eqty VIDIX 687 1.5

SPHQ PowerShares SP500 High Qual SPXQRUT 493 2.2 TLTD FlxShr Mstar DMxUS FacTilt MDXUSFTN 514 3.0

GURU Global X Guru Index GURU 380 2.9 ü FEM Frst Trst EM AplhaDEX DEFIEMCI 460 7.7 ü

DWAS PwrShrs DWA SC Momen Portf DWATLSC 300 4.0 ü FEUZ FT Eurozone AlphaDEX NQDXEURO 325 9.9

PWB PowerShares Dyn LC Gro ILHTR 292 0.9 PIZ PwrShrs DM Tech Lead DWADMNTR 319 5.0 ü

RYJ Guggenheim RJ SB-1 Equity RJSBITR 253 1.3 PIE PwrShrs EM Technical Lead DWAEMNTR 281 4.9 ü

IYLD iShes Mstar MultiAsset Inc MAHIT 245 2.0 FEP Frst Trst Europe AlphaDEX DEFIEUCI 271 10.0 ü

SPHB PwrShrs S&P 500 High Beta SP5HBIT 222 4.6 ü IDLV PwrSars SP Intl DM Low Vol SPIDLVUN 271 1.8

SIZE iShares MSCI USA Risk Wgt M2USRWGT 216 0.8 TLTE FlxShr Mstar EM FactorTilt MEMMFTN 216 1.1

DEF Guggenheim Defensive SBRDETR 212 1.7 EELV PowerShares S&P EM Low Vol SPEMLVUN 209 1.6 ü

DVP Deep Value ETF TWMDVP 209 3.0 GYLD Arrow DJ Global Yield DJGYLDT 145 2.2

BFOR Barron’s 400 B400T 206 0.9 ü FDT Frst Trst DM exUS AlphaDEX DEFIDMCI 113 1.1

PWC PowerShares Dyn Market DYITR 188 1.8 GRES IQ Global Resources IQGREST 84 0.4

FAB First Trust MultiCap Value DEFIMCVI 183 0.9 GQRE FlxShrs Glb Qlty Real Est NTGQRENT 75 0.6

NFO Guggenheim Insider Sent SBRINTR 155 0.7 FKU First Trust UK AlphaDEX DEFIUKCT 63 3.0

CZA Guggenheim MC Core ZAXMCTR 134 0.6 IFV First Trust DWA Int’l Focus 5 DWANQIFF 56 1.1

FTCS First Trust Capital Strng NQCAPSTT 88 0.4 FYLD Cambria Frgn Sharehld Yld FYLD 55 0.6

FYT Frst Trst SC Val AlphaDEX DEFISCVI 74 0.7 FGM First Trust DE AlphaDEX DEFIGMCT 55 0.6

SPXH VlctyShrs Volatil Hdg LC SPXHID 74 0.6 FSZ First Trust CH AlphaDEX DEFISWCT 53 2.8

FAD First Trust MultiCap Gro DEFIMCGI 72 0.4 JPGE JPMrgn Divers Return GblEq FTJPGE 43 0.4

FNK Frst Trst MC Val AlphaDEX DEFIMDVI 70 1.0 FEMS First Trust EM SC AlphaDEX DEFIESCT 41 1.7

XSLV PowerShares S&P SC Low Vol SP6LVIT 65 0.6 FHK First Trust HK AlphaDEX DEFIHKCT 41 1.0

FNY Frst Trst MC Gro AlphaDEX DEFIMDGI 64 0.6 FJP Frst Trst Japan AlphaDEX DEFIJPCI 38 1.7

XMLV PowerShares S&P MC Low Vol SP4LVIT 62 0.5 FPA Frst Trst AP xJP AlphaDEX DEFIAPCI 32 2.1

FVL First Trust Value Line 100 VLFVL 57 0.2 FCAN First Trust CA AlphaDEX DEFICACT 31 2.2

GVAL Cambria Global Value GVAL 55 0.9 HILO EGShares Low Vol EM Div FTHILON 29 0.3

CDC Compass EMP US100 High Div CEMPULHT 54 0.6 HGI Guggenheim Internat Multi ZAXIH 28 0.1

CFO Compass EMP US500 EnhanVol n/a 53 0.7 FWDB Madrona Global Bond n/a 28 0.1

TRSK VlctyShrs Tail Risk Hdg LC TRSKID 42 0.4 ALTS ProSh Mrngstr Alt Solution DIVALTT 27 0.6

KNOW Direxion AC Insider Senti SBRQAM 40 0.6 FTW First Trust TW AlphaDEX DEFITWCT 26 0.4

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security. 14 | US ETF & ETN Guide January 2015

Exchange Traded Funds (ETFs) Specialty

Bberg Assets Avg Vol Bberg Assets Avg Vol

Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt.*

Quantitative (continued) Other (continued)

International (continued) MLPA Global X MLP SOLMLPA $150 $1.1

GMOM Cambria Global Momentum n/a $25 $0.8 EQL ALPS Equal Sector Weight BASMLESW 141 0.6

EMCG WisdomTree EM Consumer Gro WTEMCGTR 20 0.1 CRBN iSh MSCI ACWI Low Carb Targ M1WDLCT 139 0.2

IPKW PwrShrs Intl BuyBack Achiev DRBXUSN 17 0.1 VRP PwrShrs Variable Rate Pref PFLOT 126 1.5

FWDI Madrona International n/a 17 0.2 VIXY ProShares VIX ShTrm Fut SPVXSPID 115 31.0 ü

FCA Frst Trst China AlphaDEX DEFICHCI 16 0.2 FPE First Trust Pref Sec & Inc n/a 110 0.9

IDHQ PwrShrs SP Intl Dev HiQual SPIDHQRN 16 0.1 AIRR FT RBA American Indus Ren RBAAIR 96 1.1

JPIN JPM Divers Ret Int’l Equity FTJPIN 15 0.0 LOWC SPDR MSCI ACWI Low Carb Targ M1WDLCT 86 2.3

YDIV FT NASDAQ Intl Multi-Asset NQMAXUS 14 0.1 MNA IQ Merger Arbitrage IQMNAT 82 0.7

DIVI AdviShrs Athena High Div n/a 12 0.2 YYY Yield Shares High Income YLDA 76 1.2

PERM Global X Permanent PERM 11 0.1 BIZD Market Vectors BDC Income MVBIZDTG 61 0.6

JPMV iShares MSCI Japan MinVol M1JPMVOE 10 0.2 YMLI Yorkville High Inc Infr MLP YMLI 56 0.4

QDEU SPDR MSCI Germany Qual Mix M1DEQMAR 8 0.1 HVPW US Eqy High Vol Put Write PUTWRT 51 0.7

QAUS SPDR MSCI AU Quality Mix M1ATQMAR 8 0.0 ZMLP Direxion Zacks MLP HighInc ZAXLPTR 48 1.1

QESP SPDR MSCI Spain Qual Mix M1ESQMAR 7 0.0 XMPT Market Vectors CEF Muni CEFMXTR 42 0.3

EFFE Global X JPMorgan Efficiente JPUSEFFE 7 0.3 IPFF iShares Intl Pref Stck SPPRIUN 39 0.3 ü

FDTS Frst Trst DM x US SC AlphaD DEFIDSCT 6 0.1 HDG ProShares Hedge Replicate MLEIFCTX 37 0.2

EEHB PwrShrs S&P EM High Beta SPEMHBIN 6 0.2 IBLN Direxion ibillionaire Index BILLIONR 36 1.2

QWLD SPDR MSCI World Qual Mix M1WOQMR 6 0.1 HSPX Horizons SP500 CoveredCall SPXCC 31 0.6

QTWN SPDR MSCI Taiwan Quality Mix M1TWQMAR 6 0.0 VIXM ProShares VIX MdTrm Fut SPVXMPID 28 1.4 ü

QJPN SPDR MSCI JP Quality Mix M1JPQMAR 6 0.1 IPO Renaissance IPO IPOUSA 27 0.4

FLN Frst Trst LatAm AlphaDEX DEFILACI 5 0.0 VEGA AdvShrs STAR Glb BuyWrite n/a 26 0.1

QEMM SPDR MSCI EM Quality Mix M1EFQMR 5 0.0 CPI IQ Real Return IQHGCPIT 25 0.1

QEFA SPDR MSCI EAFE Quality Mix M1EAQMR 5 0.0 ENFR Alerian Energy Infrastruct AMEI 18 0.2

QGBR SPDR MSCI UK Quality Mix M1GBQMAR 5 0.0 FLAG Forensic Accounting FLAG 16 0.1

IDHB PwrShrs SP Intl Dev HghBta SPIDHBIN 5 0.2 PEX ProSh Glbl Listed Priv Eqy LPXDITU 14 0.2

AXJV iShrs MSCI AsiaxJP MinVol M1APJVO 5 0.1 QYLD Recon Cap NASDAQ-100 CC BXN 13 0.2

QEM Mkt Vctrs MSCI EM Quality M1EFQU 5 0.1 MLPJ Global X Junior MLP SOLMLPJ 11 0.1

QXUS MktVctrs MSCI Intl Quality M1WDUQU 5 0.0 GAA Cambria Global Asset Alloc n/a 10 0.5

FBZ Frst Trst Brazil AlphaDEX DEFIBZCI 4 0.1 XSOE WisdomTree EM ex-SOEs EMXSOETR 10 0.0

IVAL ValueShrs Int’l Quant Value NDUVEAFE 4 0.3 NASH Nashville Area NASHVILL 9 0.0

FKO Frst Trst S Korea AlphaDEX DEFISKCI 4 0.1 GYEN AdvsrShrs Gartman Gold/Yen n/a 8 0.1

EUMV iShares MSCI Europe MinVol M00IER$O 3 0.2 FUTS ProShares Managed Futures SPSFIT 8 0.1

QCAN SPDR MSCI CA Quality Mix M1CAQMAR 3 0.1 BCHP EGShares Blue Chip EGABCHPT 7 0.1

QKOR SPDR MSCI S Korea Quality Mix M1KRQMAR 3 0.0 EQLT Alps Workplace Portfolio LGBTEQLT 7 0.0

QMEX SPDR MSCI Mexico Quality Mix M1MXQMAR 2 0.0 GEUR AdvsrShrs Gartman Gold/EUR n/a 5 0.1

GURI Global X Guru Intl GURI 2 0.0 HFIN Hrzns S&P FinlSelSect Cov IXMCC 4 0.0

GURX Global X Guru Small Cap GURX 2 0.0 TOFR USCF ETF Trust—Stock Split SPX 4 0.1

FAUS First Trust AU AlphaDEX DEFIAUCT 1 0.1 VIXH FT CBOE SP5 VIX Tail Hedge VXTH 4 0.0

KFYP KraneShares CSI New China H11161 3 0.0

Other1 FPXI First Trust Int’l IPO n/a 3 0.0

PFF iShares US Preferred SPTREFTR $11,862 $71.8 ü HIPS Master Income TFMSHIPP 2 0.2

AMLP Alerian MLP AMZI 8,613 83.8 ü IPOS Renaissance Int’l IPO IPOXUS 2 0.0

PGX PowerShares Preferred P0P4 2,543 12.2 ü FIA Falah Russell-IdealRat US LC RIIUSLCT 1 0.0

PGF PwrShrs Finan Preferred WHPSF 1,454 5.0 ü GLDE AdvisorShares Intl Gold n/a 1 0.0

EMLP Frst Trst NA Energy Infra n/a 1,029 8.1 ü GGBP AdvsrShrs Gartman Gold/GBP n/a 1 0.0

MOAT Mkt Vect Mrngstr Wide Moat MWMFTR 897 5.5

PCEF PowerShares CEF Income CEFXTR 646 4.2 ü

FPX First Trust US IPO IPXO 525 3.9

CSD Guggenheim Spin-Off CLRSOTR 513 3.3 ü

PSP PwrShr Listed Private Eqty GLPEXUTR 477 5.6 ü

DSI iShares MSCI KLD 400 Social TKLD400U 413 1.3

PBP PwrShrs S&P 500 BuyWrite BXM 370 3.7

KLD iShares MSCI USA ESG Sel TFSSIU 311 0.9

PSK SPDR Wells Fargo Preferred WAGG 276 1.2

YMLP Yorkville High Income MLP YMLP 227 3.0

PFXF Mrkt Vctrs Pref ex Fins WHPSL 218 1.1

SPFF Global X SuperIncome Pref SPPEYN 207 1.7

TTFS TrimTabs Float Shrink n/a 178 1.2

MLPX Global X MLP&Energy Infra SOLMLPX 163 1.5 ü

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security.

This page has been intentionally left blank.

Exchange Traded Notes (ETNs) ETNs

Bberg Assets Avg Vol Bberg Assets Avg Vol

Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt.*

Commodities section Commodities (continued) tion

General Specific (continued)

DJP iPath Bloomberg Commodity BCOMTR $1,669 $21.1 ü OLEM iPath Pure Beta Crude Oil BCC2CLPT $2 $0.0

RJI Elements Rogers Commod ROGRTR 502 7.0 ü JJE iPath Bloomberg Energy BCOMENTR 2 0.1

GSC GS Connect S&P GSCI Enh SPGSESTR 145 2.1 BLNG iPath Pure Beta Prec Metal BCC1PMPT 2 0.0

DJCI ETRACS BBG Commodity BCOMTR 114 1.1 ONG iPath Pure Beta Energy BCC1ENPT 2 0.0

GSP iPath S&P GSCI Total Return SPGSCITR 113 2.4 WEET iPath Pure Beta Grains BCC1GRPT 1 0.0

UCI ETRACS CMCI Total Return CMCITR 80 0.6 DIRT iPath Pure Beta Agricult BCC1AGPT 1 0.0

BCM iPath Pure Beta Broad Comm BCC1C1PT 73 0.7 CUPM iPath Pure Beta Copper BCC2LPPT 1 0.0

LSC Elements S&PComdtyTrends SPTICTR 29 0.0 DCNG iPath Seasonal Nat Gas BCC2NGST 1 0.0

RGRC RBS Rogers Enhanced Comm RGRCID 14 0.0 BDG PwrShrs DB Base Met Lg DBBMIX 1 0.0

CSCB CS Commodity Benchmark CSIXTR 11 0.0 FUE Elements MLCX Biofuels MLCXBXTR 1 0.0

CSCR CS Commodity Rotation CSCUBKTR 11 0.0 GRWN iPath Pure Beta Softs BCC1SFPT 1 0.0

DPU PwrShrs DB Commod Lg DBCDIX 1 0.0 HEVY iPath Pure Beta Indl Met BCC1IMPT 1 0.0

SBV iPath Pure Beta SP GSCI-Wgt BCC2C1PT 1 0.0 LD iPath Bloomberg Lead BCOMPBTR 1 0.0

Specific Currencies section

OIL iPath S&P GSIC Oil SPGSCLTR $475 $13.7 ü CNY Market Vectors Renminbi SPCBCNY $32 $0.2

RJA Elements Rogers Agricult ROGRAGTR 170 0.8 ü ICI iPath Optimized Curr Carry BXIICIIP 6 0.0

JJG iPath Bloomberg Grains BCOMGRTR 140 4.5 ü AYT iPath GEMS Asia 8 BXIIGMA8 3 0.1

JO iPath Bloomberg Coffee BCOMKCTR 64 3.1 ü ERO iPath EUR/USD n/a 3 0.0

JJC iPath Bloomberg Copper BCOMHGTR 46 0.9 ü GBB iPath GBP/USD n/a 2 0.2

JJA iPath Bloomberg Agriculture BCOMAGTR 43 0.5 INR Market Vectors-Rupee/USD SPCBINR 2 0.4

SGG iPath Bloomberg Sugar BCOMSBTR 37 0.8 ü JYN iPath JPY/USD n/a 1 0.0

COW iPath Bloomberg Livestock BCOMLITR 32 0.6 ü JEM iPath GEMS Index BXIIGEM1 1 0.1

PTM ETRACS UBS Long Platinum CTPLTR 27 0.1 ü PGD iPath Asian&Gulf Curr Reval BXIIGEMP 1 0.1

RJN Elements Rogers Energy ROGRENTR 22 0.4 ü

FUD ETRACS CMCI Food CMFOTR 21 0.1 Leveraged/Inverse

GAZ iPath Bloomberg Natural Gas BCOMNGTR 20 0.1 ü FIGY FI Enhanced Global HY M2WDHDVD $1,379 $0.8

NIB iPath Bloomberg Cocoa BCOMCCTR 19 0.6 ü FEEU FI Enhanced Europe 50 SX5PGV 823 0.6

BAL iPath Bloomberg Cotton BCOMCTTR 17 0.5 ü FBGX FI Enhanced LC Growth RU10GRTR 645 2.9

UAG ETRACS CMCI Agriculture CMAGTR 16 0.1 UGAZ VelocityShares 3x Nat Gas SPGSNGP 600 99.4

RJZ Elements Rogers Metals ROGRIMTR 15 0.1 FLGE FI LC Growth Enhanced RU10GRTR 544 0.8

UBG ETRACS CMCI Gold CTGCTR 12 0.2 MORL ETRACS 2x Mortgage REIT MVMORT 293 5.5

PGM iPath Bloomberg Platinum BCOMPLTR 12 0.0 BDCL ETRACS 2x Lng WF Bus Dev WFBDCPX 236 3.8

JJM iPath Bloomberg Industrial BCOMINTR 10 0.1 MLPL ETRACS UBS 2x Lng MLP AMZI 229 5.9

USV ETRACS CMCI Silver CTSITR 9 0.2 FIEG FI Enhanced Global HY M2WDHDVD 209 1.0

CHOC iPath Pure Beta Cocoa BCC2CCPT 9 0.1 FIEU CS FI Enhanced Europe 50 SX5PGV 189 1.1

RGRA RBS Rogers Enhanced Agri RGRAID 9 0.0 CEFL ETRACS Mon 2xLev ClsdEndFd YLDA 182 4.8

JJP iPath Bloomberg Precious Met BCOMPRTR 9 0.0 UWTI VelocityShares 3x Crude SPGSCLP 171 7.4

GRU Elements MLCX Grains MLCXGRTR 8 0.0 ü FBG FI Enhanced Big Cap Growth RU10GRTR 135 0.6

CAFE iPath Pure Beta Coffee BCC2KCPT 7 0.2 DGP PwrShrs DB Gold Dbl Lg DGLDIX 127 2.9

JJN IPath Bloomberg Nickel BCOMNITR 7 0.1 USLV VelocityShares 3x Silver SPGSSIP 125 9.1

OLO PowerShares DB Oil Long DBODIX 6 0.1 DWTI VelocityShrs 3x Inv Crude SPGSCLP 94 6.9

RGRI RBS Rogers Enhanced IndMet RGRIID 6 0.0 DTYS iPath US Treas 10-YR Bear BXIITETY 92 1.3

UBC ETRACS CMCI Livestock CMLVTR 5 0.2 DTO PowerShares DB Oil Dbl Sh DBODIXX 73 5.9

JJU iPath Bloomberg Aluminum BCOMALTR 4 0.1 DGAZ VelocityShrs 3x Inv NatGas SPGSNGP 63 45.0

UBN ETRACS CMCI Energy CMENTR 4 0.0 DZZ PwrShrs DB Gold Dbl Sh DGLDIX 63 1.7

UBM ETRACS CMCI Ind Metals CMIMTR 4 0.1 DRR Market Vectors Dbl Sh Euro DSHRTEUR 48 0.5

JJT iPath Bloomberg Tin BCOMSNTR 4 0.1 LBND PwrShrs DB 3x Lng 25+ Trea DBBNDL 44 0.2

JJS iPath Bloomberg Softs BCOMSOTR 3 0.0 JGBD PwrShrs DB 3x Inv JP GovBd DBBNJGBS 43 0.2

FOIL iPath Pure Beta Aluminum BCC2LAPT 3 0.0 UGLD VelocityShares 3x Gold SPGSGCP 41 2.2

NINI iPath Pure Beta Nickel BCC2LNPT 3 0.1 UUPT PowerShares DB 3x Lng USD USDUPX 40 0.7

RGRP RBS Rogers Enhance PrecMet RGRPID 3 0.0 JGBS PwrShrs DB Inv JP Govt Bd DBBNJGBS 38 0.1

LSTK iPath Pure Beta Livestock BCC1LSPT 3 0.1 SBND PwrShr DB 3x Shrt 25+ Treas DBBNDS 37 0.4

GRN iPath Global Carbon BXIIGCUT 3 0.0 DGZ PowerShares DB Gold Short DGLDIX 33 1.6

SGAR iPath Pure Beta Sugar BCC2SBPT 3 0.0 DVYL ETRACS Mnthly 2x DJ SelDiv DJDVP 32 0.6

RGRE RBS Rogers Enhanced Energy RGREID 3 0.0 FIBG CS FI Enhanced Big Cap Gro RU10GRTR 32 0.1 ETNs

AGF PowerShares DB Agr Long DBADIX 3 0.0 SPLX ETRACS 2xLeverag SP5 TR SPXT 30 0.4

LEDD iPath Pure Beta Lead BCC2LLPT 2 0.0 DVHL ETRACS Mon 2x Dvsfd Hi Inc NYDVHI 29 0.6

CTNN iPath Pure Beta Cotton BCC2CTPT 2 0.0 DLBS iPath US Treas Lng Bd Bear BXIITEUS 27 0.3

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security.

Exchange Traded Notes (ETNs) ETNs

Bberg Assets Avg Vol Bberg Assets Avg Vol

Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt.*

Leveraged/Inverse (continued) Other (continued)

ITLT PwrShr DB 3x Ital Treas Bd DBBNBTPL $23 $0.4 TRNM RBS US MC Trendpilot TPMCUT $135 $0.6

LMLP ETRACS 2xLev WF MLP ExEner MLPXEPX 22 0.6 MLPC C-Tracks M/H MLP Fundam MLPMP 93 0.8

SDYL ETRACS Mnthly 2x S&P Div SPHYDA 21 0.1 MLPY MS Cushing MLP High Income MLPY 92 0.6

BUNT PwrShr DB 3x German Bd Fut DBBNBUNL 18 0.1 DIVC C-Trck Mllr/Hwrd Str Div Rein MHDT 74 0.6

TAPR Barclays Inv US Treas Comp BXIIITAG 16 0.1 BDCS ETRACS Wells Fargo Bus Dev WFBDC 62 0.7

DGLD VelocityShares 3x Inv Gold SPGSGCP 14 1.7 OSMS Barclays OFI SteelPath MLP BXIIOSMS 60 0.0

RWXL ETRACS 2x DJ Intl Real Est DWXRS 14 0.2 TNDQ RBS NASDAQ 100 Trendpilot TPNDQUT 59 0.4

RTLA iPath LX Russell 2000 RU20INTR 13 0.0 TBAR RBS Gold Trendpilot TPGLDUT 56 0.4

ROLA iPath LX Russell 1000 RU10INTR 13 0.0 MLPO Credit Suisse S&P MLP SPMLP 48 0.4

DTUS iPath US Treas 2-YR Bear BXIITETU 12 0.1 DOD Elements Dogs of the Dow MUTR 33 0.3

DAG PowerShares DB Agr Dbl Lg DBADIX 12 0.1 WMW Elements Mrngstr Wide Moat MWMFTR 32 0.2

DSLV VelocityShares 3x Inv Silv SPGSSIP 11 3.1 MLPG UBS ETRACS Nat Gas MLP ANGI 29 0.1

SZO PowerShares DB Oil Short DBODIXX 9 0.2 HDLV ETRACS Mnthly 2x HiDivLowVol SOLHDLV 28 0.5

DFVS iPath US Treas 5-YR Bear BXIITEFV 8 0.1 WIL Barclays Women in Leadership BXIIWILT 27 0.0

SFLA iPath LX S&P 500 TR SPTR 7 0.0 YGRO RBC Yorkville MLP YGMLL 26 0.1

MFLA iPath LE MSCI EAFE NDDUEAFE 6 0.0 DVHI ETRACS Divers High Income NYDVHI 24 0.0

JGBT PwrShr DB 3x Japan Gov Bd DBBNJGBL 5 0.1 RODI Barclays Return on Disability RODITR 24 0.0

MLPS ETRACS UBS 1xM Shrt MLP AMZIX 5 0.1 CAPE Barclays ETN+ Shiller CAPE BXIICCST 24 0.1

EMSA iPath SE MSCI EM NDUEEGF 5 0.0 VQTS ETRACS SP500 VEQTOR Switch SPVQSTR 24 0.1

DEE PwrShrs DB Commod Dbl Sh DBCDIXX 3 0.0 FMLP ETRACS WF MLP Ex-Energy MLPXEPX 23 0.2

CSMB CS Merger Arb Liquid 2x CSLABMN 3 0.0 SPGH ETRACS SP5 Gold Hedge SPGL5UT 20 0.1

EMLB iPath LE MSCI EM NDUEEGF 3 0.0 TCHI RBS China Trendpilot TPCHINUT 20 0.1

DDP PwrShrs DB Commod Sh DBCDIXX 3 0.0 CSLS CS Long/Short Liquid CSLABLN 17 0.1

BDD PwrShr DB Base Met Db Lg DBBMIX 3 0.0 MLPW E-TRACS Wells Fargo MLP WML 13 0.5

BOM PwrShrs DB BaseMet DblSh DBBMIX 3 0.0 CSMA Credit Suisse Merger Arb CSLABMN 11 0.2

AGA PowerShares DB Agr Dbl Sh DBADIX 2 0.0 ITLY PwrShr DB Ital Treas Bd Fu DBBNBTPL 11 0.1

DYY PwrShrs DB Commod Dbl Lg DBCDIX 2 0.0 BARL MS SP500 Crude Oil Lnkd SPOILH 10 0.1

BOS PwrShrs DB Base Met Sh DBBMIX 2 0.0 BUNL PwrShr DB German Bd Fut DBBNBUNL 9 0.0

UDNT PowerShares DB 3x Shrt USD USDDNX 2 0.0 DRGS RBS Global Big Pharma DGETR 9 0.1

ADZ PowerShares DB Agr Short DBADIX 1 0.0 GCE Claymore CEF GS Connect CLMRCEF 9 0.1

URR Market Vectors Dble Lg Euro DLONGEUR 1 0.0 STPP iPath US Treas Steepener BXIIUSTP 7 0.2

FLAT iPath US Treas Flattener BXIIUSTP 7 0.1

Volatility TWTI RBS Oil Trendpilot TPOILUT 7 0.0

XIV VelocityShares Inv VIX ShTrm SPVXSP $922 $590.4 ü ALTL RBS US L/C Alternator ALTLCUT 6 0.0

VXX iPATH SP500 VIX ST Future SPVXSTR 903 1,432.3 ü DLBL iPath US Treas Lng Bd Bull BXIITEUS 5 0.0

VQT Barclays ETN+ S&P Veqtor SPVQDTR 668 3.5 DTYL iPath US Treas 10-YR Bull BXIITETY 5 0.0

TVIX VelocityShares 2x VIX ShTrm SPVXSP 392 78.6 JGBL PwrShr DB Japan Govt Bd Fu DBBNJGBL 5 0.0

ZIV VelocityShares Inv VIX MdTrm SPVXMP 106 4.7 DEFL PowerShrs DB US Deflation DBLNSINF 5 0.0

VXZ iPATH SP500 VIX MT Future SPVXMTR 48 15.6 ü DFVL iPath US Treas 5-YR Bull BXIITEFV 4 0.0

GLDI Gold Shares Covered Call QGLDI 29 0.3 ü DTUL iPath US Treas 2-YR Bull BXIITETU 4 0.0

SLVO CS Silver Shr Covered Call QSLVO 20 0.4 INFL PowerShrs DB US Inflation DBLNLINF 3 0.0

XVZ iPath S&P 500 Dynamic VIX SPDVIXTR 19 0.4 EEH Elements LC Sector Momnt SPBNPSP 2 0.2

VIIX VelocityShares VIX ShTrm SPVXSP 13 3.0 ü CSMN CS MktNeu Global Equity HSGMN 2 0.0

XVIX ETRACS Long-Short VIX SPVXTSER 12 0.1

BWV iPath CBOE SP500BuyWrite BXM 9 0.1

CVOL C-Tracks ETN Volatility CVOLT 8 0.2

XXV iPath Inv SP500 VIX ShrtTrm SPVXSP 4 0.0

TVIZ VelocityShares 2x VIX MdTrm SPVXMP 3 0.1

VIIZ VelocityShares VIX MdTrm SPVXMP 2 0.0

IVOP iPath Inv SP5 VIX ShrtTerm SPVXSP 1 0.1

Other

AMJ JPMorgan Alerian MLP AMZ $5,218 $72.7 ü

MLPI UBS ETRACS Alerian MLP Infr AMZI 2,164 14.1 ü

IMLP iPath S&P MLP SPMLP 726 4.1 ü

MLPN Credit Suisse MLP Eq Wgt MLPX 705 5.8 ü

TRND RBS US LC Trendpilot TPLCUT 419 2.3

AMU ETRACS Alerian MLP Index AMZ 384 3.1

INP iPath MSCI India NDEUSIA 366 1.8 ü

ATMP Barclays ETN+ Select MLP BXIIATMP 361 1.5

1. All average volume calculations in this guide were calculated over the period between July 14, 2014 to January 14, 2015.

* Opt. denotes US listed options trading available on the underlying security.

18 | US ETF & ETN Guide January 2015

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Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components.

The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of

Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a US national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 20,000, 25,000 or 50,000

(depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Options involve risk and are not suitable for all investors. Prior to entering into an options transaction, you should have received, read and understand the options risk disclosure document entitled “Characteristics and Risks of Standardized Options” available via the following link: http://www.theocc.com/about/publications/character-risks.jsp or by contacting your Barclays sales representative.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free +1 877 764 7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC. assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

Barclays Capital Inc. and its affiliates and BlackRock Investments, LLC., and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of US tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding US tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

©2015 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners.

2299-22AN-11/10

Not FDIC Insured l No Bank Guarantee l May Lose Value

P0356 | CSNY523064 v2 | January 2015

2015 Options Expiration Calendar

January February March

SM TW TF S SM TW TF S SM TW TF S

1 23 12 34 56 7 12 3456 7

45678 910 89 10 11 12 13 14 89 10 11 12 13 14

11 12 13 14 15 16 17 15 16 17 18 19 20 21 15 16 17 18 19 20 21

18 19 20 21 22 23 24 22 23 24 25 26 27 28 22 23 24 25 26 27 28

25 26 27 28 29 30 31 29 30 31

April May June

SM TW TF S SM TW TF S SM TW TF S

12 3 4 12 12 34 56

5678 91011 34 567 89 78 910111213

12 13 14 15 16 17 18 10 11 12 13 14 15 16 14 15 16 17 18 19 20

19 20 21 22 23 24 25 17 18 19 20 21 22 23 21 22 23 24 25 26 27

26 27 28 29 30 24 25 26 27 28 29 30 28 29 30

July August September

SM TW TF S SM TW TF S SM TW TF S

12 3 4 1 1234 5

5678 91011 23 4567 8 6 7 89 10 11 12

12 13 14 15 16 17 18 9101112131415 13 14 15 16 17 18 19

19 20 21 22 23 24 25 16 17 18 19 20 21 22 20 21 22 23 24 25 26

26 27 28 29 30 31 23 24 25 26 27 28 29 27 28 29 30

30 31

October November December

SM TW TF S SM TW TF S SM TW TF S

12 3 12 345 67 12 34 5

45678 910 89 10 11 12 13 14 67 89 10 11 12

11 12 13 14 15 16 17 15 16 17 18 19 20 21 13 14 15 16 17 18 19

18 19 20 21 22 23 24 22 23 24 25 26 27 28 20 21 22 23 24 25 26

25 26 27 28 29 30 31 29 30 27 28 29 30 31

Quarterly expiration date VIX expiration date and A.M. Expiring equity and P.M. settled index settled index options cease trading options cease trading. Expiring cash-settled

VIX expiration date currency options cease trading at 12:00 p.m. ET

Equity, index, and cash-settled

A.M. settled index options cease trading currency options expiration date1 2017 Equity LEAPS® added

Exchange holiday 2018 Equity LEAPS® added

Bank holiday (additional holidays may be announced)

1Equity LEAPS® expire in January. Index LEAPS® expire in December, January, and June. NOTE: While these dates are accurate as of 12/10/13, they are subject to change. Through January 2015, weekly expirations occur every Friday with the exception of Standard Expiration Fridays and in the case of July 4, 2014, where it occurs on Thursday, July 3rd. After January 2015, all expirations will occur on Fridays unless there is an exchange holiday, when it will occur on Thursday. In 2014, exchange holidays on Friday occur on April 18th and July 4th. In 2015, exchange holidays occur on April 3rd, July 3rd, and December 25th.

Approval for distribution

p Americas p EMEA p Asia